                                                                    EXHIBIT 10.4
                                                                    ------------


                           STOCK EXCHANGE AGREEMENT


                                 BY AND AMONG


                        U.S. INTERNET PROVIDERS, INC.,
                                  (ACQUIRER)



                             D & E SUPERNET, INC.,
                                  (SUPERNET)



                                      AND



                   THE SHAREHOLDERS OF D & E SUPERNET, INC.
                          (COLLECTIVELY, TRANSFERORS)



                         DATED AS OF DECEMBER 21, 1998

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----


                                   ARTICLE I

                                  DEFINITIONS
1.1 Definitions..........................................................   1

                                 ARTICLE II

                            THE EXCHANGE OF SHARES

2.1  Basic Transaction...................................................   8
2.2  Transfer Consideration..............................................   8
2.3  Net Worth Adjustment................................................   9
2.4  Revenue Run Rate Adjustment.........................................   9
2.5  Earned Payout Amount................................................   9
2.6  The Closing.........................................................   10
2.7  Deliveries at the Closing...........................................   10
2.8  The Acquisition Payment.............................................   11
2.9  Escrow Arrangements.................................................   11

                                 ARTICLE III

          REPRESENTATIONS AND WARRANTIES RELATING TO THE TRANSFERORS


3.1  Authorization of Transaction........................................   12
3.2  Noncontravention....................................................   12
3.3  Broker's Fees.......................................................   13
3.4  Investment..........................................................   13
3.5  Target Shares.......................................................   13
3.6  Disclosure..........................................................   13

                                 ARTICLE IV

       REPRESENTATIONS AND WARRANTIES RELATING TO SUPERNET

4.1  Organization, Qualification, and Corporate Power....................   13
4.2  Capitalization......................................................   14
4.3  Noncontravention....................................................   14
4.4  Subsidiaries........................................................   14
4.5  Financial Statements................................................   14
4.6  Events Subsequent to the Most Recent Fiscal Year End................   15
4.7  Undisclosed Liabilities.............................................   15
4.8  Tax Matters.........................................................   16
4.9  Tangible Assets.....................................................   17
4.10 Owned Real Property.................................................   17
4.11 Intellectual Property...............................................   17
4.12 Contracts...........................................................   18
4.13 Notes and Accounts Receivable.......................................   20

4.14 Insurance...........................................................   20
4.15 Litigation..........................................................   20
4.16 Employees...........................................................   21
4.17 Employee Benefits...................................................   21
4.18 Guaranties..........................................................   21
4.19 Legal Compliance....................................................   21
4.20 Certain Business Relationships with Target..........................   22
4.21 Brokers' Fees.......................................................   22
4.22 Systems.............................................................   22
4.23 Subscribers.........................................................   22
4.24 Disclosure..........................................................   23

                                  ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ACQUIRER

5.1  Organization of the Acquirer........................................   23
5.2  Authorization of Transaction........................................   23
5.3  Brokers' Fees.......................................................   23
5.4  Acquirer's Capitalization...........................................   23
5.5  Noncontravention....................................................   24
5.6  Litigation..........................................................   24
5.7  Tax Matters.........................................................   24
5.8  Disclosure..........................................................   25
5.9  Legal Compliance....................................................   25
5.10 Undisclosed Liabilities.............................................   26
5.11 Information Supplied................................................   26
5.12 Intellectual Property...............................................   26

                                 ARTICLE VI

                             PRE-CLOSING COVENANTS

6.1  General.............................................................   27
6.2  Notices and Consents................................................   27
6.3  Operation of Business Prior to the Effective Time...................   27
6.4  Preservation of Business............................................   28
6.5  Access..............................................................   28
6.6  Notice of Developments..............................................   28
6.7  Exclusivity.........................................................   28
6.8  Cancellation of Options, Bonus Programs and Phantom Stock Plans.....   29
6.9  Termination of Bank Facilities......................................   29
6.10 Landlords' Consents.................................................   29
6.11 Tax Matters.........................................................   29
6.12 Audits..............................................................   30
6.13 Pre-Closing Merger..................................................   30

                                 ARTICLE VII

                            POST-CLOSING COVENANTS

7.1  General.............................................................   30
7.2  Transition..........................................................   30
7.3  Confidentiality.....................................................   30

7.4   Covenant Not to Compete............................................   31
7.5   Tax Free Exchange Intent...........................................   31
7.6   Conduct During Earned Payout Period................................   31
7.7   Certain............................................................   32
7.8   Certain Covenants of the Acquirer..................................   34

                                ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS TO CLOSE

8.1   Conditions to Obligations of the Acquirer..........................   35
8.2   Conditions to Obligations of the Transferors.......................   37

                                 ARTICLE IX

                    REMEDIES FOR BREACHES OF THIS AGREEMENT

9.1   Indemnification of The Acquirer....................................   39
9.2   Defense of Third-party Claims......................................   39
9.3   Procedure for Claims...............................................   40
9.4   Tax Audits, Etc....................................................   41
9.5   Indemnification of Transferor......................................   42
9.6   Limits on Indemnification..........................................   42

                                   ARTICLE X

                                  TERMINATION

10.1  Termination of Agreement...........................................   43
10.2  Effect of Termination..............................................   43

                                  ARTICLE XI

                                 MISCELLANEOUS

11.1  Press Releases and Announcements...................................   43
11.2  No Third-Party Beneficiaries.......................................   44
11.3  Entire Agreement...................................................   44
11.4  Succession and Assignment..........................................   44
11.5  Facsimile/Counterparts.............................................   44
11.6  Notices............................................................   44
11.7  Dispute Resolutions................................................   46
11.8  Governing Law......................................................   47
11.9  Amendments and Waivers.............................................   47
11.10 Severability.......................................................   47
11.11 Expenses...........................................................   47
11.12 Construction.......................................................   47
11.13 Incorporation of Exhibits, Annexes, and Schedules..................   48
11.14 Specific Performance...............................................   48

                         LIST OF EXHIBITS AND ANNEXES

Exhibits
--------
Exhibit A      Form of Escrow Agreement
Exhibit B      SUPERNET's Financial Statements
Exhibit C-1    Officer/Transferors Certificate
Exhibit C-2    Secretary's Certificate
Exhibit D      Form of Equity Subscription Agreement
Exhibit E      Form of Employment Agreement
Exhibit F-1    Joinder to the Registration Agreement
Exhibit F-2    Form of Registration Agreement
Exhibit G      Form of Opinion of the Transferors' and SUPERNET's Legal Counsel
Exhibit H      Form of Opinion of Acquirer's Legal Counsel

ANNEXES
-------
Annex I        Determination of Earned Payout Amount
Annex II       Determination of Stock Portion of Transfer Consideration
Annex III      RESERVED
Annex IV       Acquirer's Capitalization Schedule
Annex V        Allocation Summary
Annex VI       List of Optionholders
Annex VII      Acquisition Payment Amount


                             DISCLOSURE SCHEDULES

Schedule 4.1    Officers and Directors
Schedule 4.2    Capitalization
Schedule 4.4    Subsidiaries
Schedule 4.6    Material Events
Schedule 4.7    Material Liabilities
Schedule 4.8    Tax Matters
Schedule 4.11   Intellectual Property
Schedule 4.12   Contracts
Schedule 4.14   Insurance
Schedule 4.15   Litigation
Schedule 4.20   Affiliate Relationships
Schedule 4.22   Systems
Schedule 4.23   Subscribers

The Exhibits and Schedules to this Stock Exchange Agreement are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.

                           STOCK EXCHANGE AGREEMENT


          This STOCK EXCHANGE AGREEMENT ("AGREEMENT") is entered into as of the 21st day of December, 1998, by and among U.S. INTERNET PROVIDERS, INC., a Delaware corporation (the "ACQUIRER"), D & E SUPERNET, INC., a Delaware corporation ("SUPERNET"), and the SHAREHOLDERS OF SUPERNET listed on the signature page hereof (collectively, the "TRANSFERORS"). The Acquirer, SUPERNET and the Transferors are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                   RECITALS
                                   --------

          A. The Transferors in the aggregate own all of the outstanding capital stock of SUPERNET a corporation engaged in the business of providing Internet access and services, web hosting and other Internet related services and support (the "BUSINESS").

          B. This Agreement contemplates a transaction in which the Transferors will exchange their respective shares of capital stock of SUPERNET for the right to receive the Transfer Consideration (as hereinafter identified).

          C. The Agreement further contemplates that the aforementioned transaction will occur in conjunction with certain Related Transactions, consisting of the IPO (as hereinafter defined) and the transfer of certain other businesses by their owners to the Acquirer and the Parties intend that the receipt of Acquirer's Shares (as hereinafter defined) by the Transferors and by the parties involved in the Related Transactions will qualify as tax-free under
Section 351 of the Code (as defined).

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1  DEFINITIONS.
          -----------

          "ACQUIRER" has the meaning set forth in the preface above.

          "ACQUIRER'S COMMON STOCK" means the Acquirer's common stock, par value $0.001 per share.

          "ACQUIRER'S SHARES" means the shares of the Acquirer's Common Stock which are issued to the Transferors pursuant to this Agreement.

          "Adverse Consequences" means all damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

          "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

          "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

          "ALLOCATION SUMMARY" means the summary of Transferors and their respective allocation of the Transfer Consideration attached hereto as Annex V.
                                                                       -------

          "BASIS" means, to the best of such Party's Knowledge, any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the reasonable basis for any specified consequence.

          "CASH PORTION OF THE EARNOUT" has the meaning set forth in Section 2.5
                                                                     -----------
below.

          "CASH PORTION OF THE TRANSFER CONSIDERATION" has the meaning set forth in Section 2.2 below.
   -----------

          "CLOSING" has the meaning set forth in Section 2.6 below.
                                                 -----------

          "CLOSING DATE" has the meaning set forth in Section 2.6 below.
                                                      -----------

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of the Acquirer or SUPERNET including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals; provided, that the Confidential Information shall not include information which (a) was or becomes generally available to the public other than as a result of a its disclosure by the receiving party, (b) was or becomes available to the receiving party on a non-confidential basis from a source other than the Acquirer or its advisors without breach of this Agreement provided that such source is not known to such receiving party to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to receiving party by a contractual, legal or fiduciary obligation known to such receiving party, (c) was within receiving party's possession prior to its being furnished to such receiving party by or on behalf of the Acquirer without breach of this Agreement, provided that the source of such information was not bound by a confidentiality agreement with the Acquirer or SUPERNET or otherwise prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation, or (iv) which is required to be and actually is disclosed by operation of law.

          "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

          "D&E" means D&E Communications, Inc., a Pennsylvania corporation.

          "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. (S)1.1502-13.

          "DISCLOSURE SCHEDULES" means the informational schedules relating to the Transferors and SUPERNET as attached hereto.

          "E&Y" shall mean Ernst & Young, L.L.P.

          "EARNED PAYOUT AMOUNT" has the meaning set forth in Section 2.5 below.
                                                              -----------

          "EARNED PAYOUT PERIOD" means the period from July 1, 1998 through June 30, 1999.

          "EARNOUT SHARES" has the meaning set forth in Section 2.5.
                                                        -----------

          "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

          "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

          "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

          "EQUITABLE EXCEPTIONS" shall have the meaning set forth in Section 3.1
                                                                     -----------
below.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESCROW AGENT" means First Union National Bank, N.A.

          "ESCROW AGREEMENT" means the Escrow Agreement to be executed by and among the Transferors, the Acquirer and the Escrow Agent in the form of Exhibit
                                                                        -------
A attached hereto.
-

          "ESCROW PERIOD" has the meaning specified in Section 2.9.
                                                       -----------

          "ESCROW SUM" has the meaning specified in Section 2.9.
                                                    -----------

          "FAIR MARKET VALUE" of the Acquirer's Common Stock as of a particular date means: (a) if traded on an exchange or the over-the-counter market, quoted on the Nasdaq National Market or reported by the National Quotation Bureau, the average of the closing or bid prices for the last 20 trading days prior to June 30, 1999 or (b) otherwise, the price, not less than book value, determined in good faith and in such a reasonable manner as prescribed by a majority of the Acquirer's directors who are not officers of the Acquirer.

          "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5 below.
                                                              -----------

          "FUNDED INDEBTEDNESS" means all (a) indebtedness of SUPERNET for borrowed money or other interest-bearing indebtedness; (b) capital lease obligations of SUPERNET; (c) obligations of SUPERNET to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business on no more than 90 day payment terms; (d) indebtedness of others guaranteed by SUPERNET or secured by an encumbrance on SUPERNET's property; (e) indebtedness of SUPERNET under extended credit terms of more than 60 days from vendors to SUPERNET; and
(f) transaction costs of SUPERNET and/or the Transferors associated with this Agreement or the transactions contemplated hereby that are paid by SUPERNET.

          "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time.

          "GROSS REVENUES" means the gross revenue of SUPERNET as normally calculated on the Financial Statements as calculated in accordance with GAAP on the accrual basis of accounting.

          "INDEMNIFIED PARTIES" has the meaning set forth in Section 9.1 below.
                                                             -----------

          "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (e) other proprietary rights, and (f) copies and tangible embodiments thereof (in whatever form or medium).

          "IPO" means the first underwritten public offering of the Acquirer's Common Stock pursuant to an effective registration statement under the Securities Act that will result in an aggregate post-IPO market capitalization of the Acquirer of at least $100 million (determined by multiplying the outstanding shares of the Acquirer's Common Stock by the IPO offering price).

          "KNOWLEDGE" means, with respect to each Transferor, information which is actually known by such Transferor or which a prudent person in the position of such Transferor would reasonably be deemed to know and (b) with respect to the Acquirer or SUPERNET, actual knowledge of the officers of such Party and the employees of such party with responsibility for the matters in question or which a reasonably prudent person in the position of the officers or employees of such Party would reasonably be deemed to know.

          "LIABILITY" means any liability, debt, obligation, amount or sum due (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

          "MAJORITY CO-TRANSFERORS" shall mean a majority, based on Revenue Run Rate, of the transferors of all businesses acquired by the Acquirer in connection with the IPO.

          "MATERIAL" means an event or matter that causes any representation or warranty contained in this Agreement to be inaccurate, incorrect or false will not be deemed to be "Material," to have a "Material" change in or in respect of, to have a "Material" adverse effect or to cause a Party to be "Materially" affected unless the loss that may reasonably be expected to occur to the respective Party with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to such Party as a result of any such events or matters, would exceed $50,000 in the aggregate or unless such event or matter constitutes a criminal violation of law. For purposes of this definition, the word "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or diminution's in value or reduction in benefits or rights of any kind or character (whether or not known or asserted before the date of this Agreement, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are reasonably likely to occur, including without limitation, penalties, interest on any amount payable to a third-party as a result of the foregoing, and any reasonable legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds or any increases in insurance premiums as a direct result thereof). A Subscriber Contract or Agreement is "Material" if during either calendar year 1998 such Subscriber Contract or Agreement produced or is expected to produce $25,000 of Gross Revenues. For purposes of Article V of this Agreement, "Material" shall
                                 ---------
be defined as above, provided that with respect to any such event or matter, when taken together with all other related losses that may reasonably be expected to occur to the Acquirer as a result of any such events or matters, would exceed the greater of $200,000 in the aggregate or 10% of Acquirer's combined pro forma net income after the IPO and as of the Closing Date, or unless such event or matter constitutes a criminal violation of law.

          "NET WORTH OF SUPERNET" means the total assets of SUPERNET less the total liabilities of SUPERNET including any costs of conversion from a cash basis to an accrual method of accounting, determined in accordance with GAAP, consistently applied and on the accrual method of accounting. In calculating the total assets of SUPERNET, no material increase in the intangible assets of SUPERNET since June 30, 1998 shall be included in calculating the Net Worth of SUPERNET without the written consent of the Acquirer.

          "OUTAGE" means any loss of service to any system of the Business, including but not limited to network access, e-mail, web, news or other services.

          "PARTY" has the meaning set forth in the preface above.

          "TRANSFER CONSIDERATION" has the meaning set forth in Section 2.8
                                                                -----------
below.

          "REGISTRATION AGREEMENT" means that certain Registration Agreement to be entered into by and among the Acquirer and the stockholders of the Acquirer in form and substance as set forth in Exhibit F-2 attached hereto.

          "RELATED TRANSACTIONS" has the meaning set forth in the Recitals.

          "REGISTRATION STATEMENT" means the Acquirer's registration statement on Form S-1 once filed with and deemed effective by the SEC in connection with the IPO.

          "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

          "REVENUE RUN RATE" shall mean at any given time the total revenues of SUPERNET for the three month period ended June 30, 1998 multiplied by a factor of four.

          "SEC" means the U.S. Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "STUB PERIOD BALANCE SHEET" means the balance sheet included in the Stub Period Financial Statements.

          "STUB PERIOD END" has the meaning set forth in Section 4.5 below.
                                                         -----------

          "STOCK PORTION OF THE EARNOUT" has the meaning set forth in Section
                                                                      -------
2.5 below.
---

          "STOCK PORTION OF THE TRANSFER CONSIDERATION" has the meaning set forth in Section 2.2 below.
         -----------

          "STUB PERIOD FINANCIAL STATEMENTS" means the Financial Statements for and as of the Stub Period End.

          "SUBSCRIBER" means any customers of SUPERNET who (a) are now currently or will be after the Closing connected to and receiving Internet related services from or through SUPERNET's or the Acquirer's Systems within the Territory; (b) are being charged or have pre-paid SUPERNET standard rates (which rates are set forth on Schedule 4.23) pursuant to SUPERNET's standard form
                       -------------
contracts previously provided to the Acquirer; (c) have paid such stated rates in full for at least one full month; (d) are not two or more months delinquent in the payment of any invoice from SUPERNET; (e) have not, in the preceding two months, been given a waiver or forgiveness of service charges; (f) have not received any inducement to become connected to SUPERNET's Systems or to receive or pay for services (other than pursuant to SUPERNET's customary marketing practices); and (g) have not notified SUPERNET of their intention to cancel service.

          "SUBSCRIBER CONTRACT OR AGREEMENT" means any agreement whereby SUPERNET provides services to a Subscriber.

          "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "SUBSIDIARY AFFILIATES" shall mean any Affiliate of which a majority of the ownership of such Person is owned, directly or indirectly, by such Person.

          "SUPERNET" has the meaning set forth in the preface above.

          "SUPERNET OPTIONHOLDERS" means the holders of options for the purchase of SUPERNET Shares listed on the Allocation Summary.

          "SUPERNET OPTIONS" means all the agreements between SUPERNET and those persons listed on the Allocation Summary hereto related to the issuance of SUPERNET Shares.

          "SUPERNET SHARES" means all outstanding shares of the common stock, no par value per share, of SUPERNET.

          "SYSTEMS" means the infrastructure used to provide Internet access and related services, including network components, communications facilities, servers, services and service platforms (including for e-mail, news, DNS, web, authentication and other services), power plants, data processing platforms, MIS systems, office automation systems and internal LAN network management systems, including those interfacing with D&E.

          "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

          "TAX RETURN" means any federal, foreign, state and local governmental tax return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "TERRITORY" shall mean the current operating territory of the Business in the counties of Berks, Lancaster, Lebanon, York, Dauphin, Cumberland, Adams, Franklin and Perry Counties in the Commonwealth of Pennsylvania.

          "TRANSFERORS" has the meaning set forth in the preface above.

                                  ARTICLE II
                            THE EXCHANGE OF SHARES

          (A)  2.1  BASIC TRANSACTION.  On and subject to the terms and
                    -----------------
conditions of the Agreement, the Acquirer agrees to exchange with the Transferors, and each Transferor agrees to exchange with the Acquirer, all of the SUPERNET Shares for the consideration specified below in this Section 2.
                                                                  ---------

     2.2  TRANSFER CONSIDERATION.
          ----------------------

          (A)  GENERALLY.  The Transfer Consideration exchanged for SUPERNET
               ---------
Shares shall be composed of (i) the Cash Portion of the Transfer Consideration;
(ii) the Stock Portion of the Transfer Consideration, (iii) the Earned Payout Amount (as defined below), and (iv) the Acquisition Payment Amount (as defined below).

          (B)  TRANSFER CONSIDERATION ADJUSTMENTS.  The Acquirer agrees to pay
               ----------------------------------
to the Transferors in the aggregate the sum of (i) $6,664,375 in cash (including the escrowed cash), to be adjusted dollar for dollar (or as otherwise provided for by this Agreement) (A) downward by the sum of (1) the payments made by SUPERNET to cancel the stock options described in Section 6.8; (2) the amount
                                                  -----------
of any outstanding Funded Indebtedness as of the Closing Date; and (3) the downward Net Worth adjustment, if any, made pursuant to Section 2.3 below; and
                                                        -----------
(B) upward or downward by the Revenue Run Rate adjustment, if any, made pursuant to Section 2.4 below in cash (the "CASH PORTION OF THE TRANSFER CONSIDERATION");
   -----------
(ii) $6,664,375 worth of Acquirer's Shares (including the escrowed shares), consisting of an aggregate number of shares of Acquirer's Common Stock pursuant to Annex II and as set forth in the Allocation Summary attached as Annex V (the
   --------
"STOCK PORTION OF THE TRANSFER CONSIDERATION"); (iii) the Earned Payout Amount as determined pursuant to Section 2.5 below, (iv) the Acquisition Payment Amount
                          -----------
as determined pursuant to Section 2.8 below, in exchange for the SUPERNET Shares
                          -----------
to be purchased by the Acquirer pursuant to the terms hereof and the SUPERNET Options to be canceled.

          (C)  ESCROW PAYMENTS.  At the Closing Date, (i) $333,219 of the Cash
               ---------------
Portion of the Transfer Consideration will be paid in cash by wire transfer of funds to the Escrow Agent and (ii) five percent (5%) of the Stock Portion of the Transfer Consideration in the form of Acquirer's Shares valued as of the Closing Date at $333,219 shall be delivered to the Escrow Agent by the Acquirer to collectively be held in escrow pursuant to Section 2.9 for satisfaction of the
                                           -----------
Transferors' indemnification obligations specified in ARTICLE IX.
                                                      ----------

          (D)  PAYMENT.  The balance of the Cash Portion of the Transfer
               -------
Consideration shall be paid by the Acquirer to the Transferors at the Closing by wire transfer of immediately available funds in the amounts set forth on the Allocation Summary. The balance of the Stock Portion of the Transfer Consideration shall be issued by the Acquirer to the Transferors at the Closing by the delivery of Acquirer's Shares in the amounts set forth on the Allocation Summary next to such Transferor's name. The sum of the Cash Portion of the Transfer Consideration, the Stock Portion of the Transfer Consideration and the Earned Payout Amount shall be referred to as the "TRANSFER CONSIDERATION." Each of (i) the Cash Portion of the Transfer Consideration, (ii) the Stock Portion of the Transfer Consideration and (iii) the Earned Payout Amount of the Transfer Consideration shall be allocated among the Transferors in dollar amounts set forth on the Allocation Summary. Cash will be paid in lieu of any fractional shares which would otherwise be issued in accordance with this Agreement.

     2.3  NET WORTH ADJUSTMENT.  The Cash Portion of the Transfer Consideration
          --------------------
shall be adjusted downward on a dollar-for-dollar basis by the amount by which the Net Worth of SUPERNET is less than $201,052 as of the Closing Date. The Net Worth of SUPERNET as of the Closing Date shall be determined prior to the Closing Date by E&Y in good faith within two business days prior to the Closing Date.

     2.4  REVENUE RUN RATE ADJUSTMENT.    The Cash Portion of the Transfer
          ---------------------------
Consideration shall be adjusted upward or downward, as the case may be, by $2.50 for every $1.00 that the Revenue Run Rate of SUPERNET is more or less than $5,331,500. The Revenue Run Rate of SUPERNET shall be determined prior to the Closing Date by E&Y in good faith within two business days prior to the Closing Date and shall include Cyberia and CVN.

     2.5  EARNED PAYOUT AMOUNT.
          --------------------

          (A) In addition to the Cash Portion of the Transfer Consideration, the Stock Portion of the Transfer Consideration and the Acquisition Payment Amount, the Acquirer agrees to pay to the Transferors, if earned, an earned payout amount (the "EARNED PAYOUT AMOUNT") determined pursuant to the terms, conditions and calculations set forth on Annex I attached hereto.
                                         -------

          (B) The Earned Payout Amount shall be payable, at Acquirer's option, in a combination of (i) cash (the "CASH PORTION OF THE EARNOUT") or (ii) Acquirer's Shares (the "STOCK PORTION OF THE EARNOUT"); provided, however, that in no event will the Stock Portion of the Earnout be less than 50% of the Earned Payout Amount without the written consent of Transferors. The aggregate number of Acquirer's Shares, if any, (the "EARNOUT SHARES") to be issued as the Stock Portion of the Earnout shall be equal to (A) the aggregate value in dollars of the Stock Portion of the Earnout divided by (B) the (10) ten day moving average of Acquirer's Common

Stock as of June 30, 1999, in the event Acquirer's Common Stock is traded on an exchange or over-the-counter market, or (2) the price, not less than book value, determined in good faith and in such a reasonable manner as prescribed by a majority of the Acquirer's directors who are not officers of the Acquirer, in the event Acquirer's Common Stock is not traded on an exchange or over-the-counter market.

     (C) The Cash Portion of the Earnout, if any, shall be payable in cash by the Acquirer to the Transferors by wire transfer or other delivery of immediately available funds to an account or accounts designated by the Transferors. The Earnout Shares, if any, shall be payable by the delivery of the certificates representing the Acquirer's Shares.

     The Earned Payout Amount shall be determined by E&Y in accordance with the terms of this Agreement and Annex I hereto and shall be based on an income
                            -------
statement of SUPERNET prepared by E&Y for the 12 months ended June 30, 1999.
The Earned Payout Amount shall be paid as soon as the amount has been calculated by E&Y and such final calculation delivered to the Acquirers and the Transferors by E&Y but in no event later than September 30, 1999, or when all other earnouts to other transferors are paid.

     A portion of the Earned Payout Amount, determined by E&Y i n accordance with Treasury Regulation section 1.483-4 and based on an interest rate of 4.33 percent per annum, shall be treated as interest for federal and state income tax purposes. The parties agree that the interest portion of the Earned Payout Amount shall be treated as paid entirely out of the Cash Portion of the Earnout and that no part of the Stock Portion of the Earnout shall be treated as a payment of interest unless the interest portion of the Earned Payout Amount exceeds the Cash Portion of the Earnout (and then only to the extent of such excess).

     2.6  THE CLOSING.  The closing of the transactions contemplated by this
          -----------
Agreement (the "CLOSING") shall take place at the offices of Hogan & Hartson L.L.P. in Washington, D.C. commencing at 9:00 a.m. local time simultaneously with the closing of the IPO and the Related Transactions or such other date as the Acquirer and the Transferors may mutually determine (the "CLOSING DATE").

     2.7  DELIVERIES AT THE CLOSING.  At the Closing, (a) the Transferors will
          -------------------------
deliver to the Acquirer the various certificates, instruments, and documents referred to in Section 8.1 below, (b) the Acquirer will deliver to the
               -----------
Transferors (as applicable) the various certificates, instruments, and documents referred to in Section 8.2 below, (c) each of the Transferors will deliver to
               -----------
the Acquirer stock certificates representing all of its SUPERNET Shares, endorsed in blank or accompanied by duly executed assignment documents and (d) the Acquirer will deliver to the Transferors and the SUPERNET Optionholders the consideration specified in Section 2.2 above as may be adjusted after the
                           -----------
Closing pursuant to Sections 2.3 and 2.4 above and Section 2.9 below.
                    ------------     ---           -----------

     2.8  THE ACQUISITION PAYMENT.
          -----------------------

          (A) In addition to the Cash Portion of the Transfer Consideration, the Stock Portion of the Transfer Consideration and the Earned Payout Amount, the Acquirer agrees to pay to the Transferors, if earned, an acquisition payment (the "ACQUISITION PAYMENT AMOUNT")
determined pursuant to the terms, conditions and calculations set forth on Annex
                                                                           -----
VII attached hereto.
---

          (B) The Acquisition Payment Amount shall be payable in a combination of (i) cash (the "CASH PORTION OF THE ACQUISITION PAYMENT") or (ii) the Acquirer's Shares (the "STOCK PORTION OF THE ACQUISITION PAYMENT") in the same ratio as the Cash Portion of the Transfer Consideration to the Stock Portion of the Transfer Consideration.

          (C) The aggregate number of Acquirer's Shares, if any (the "ACQUISITION SHARES") to be issued as the Stock Portion of the Acquisition Payment shall be equal to (1) the aggregate value in dollars of the Stock Portion of the Acquisition Amount divided by (2) 10, as adjusted in the event of an IPO price of $8 or less in the same manner as described in Annex II.
                                                              --------

          (D) The Cash Portion of the Acquisition Payment, if any, shall be payable in cash by the Acquirer to the Transferors by wire transfer or other delivery of immediately available funds to an account or accounts designated by the Transferors. The Acquisition Shares, if any, shall be payable by the delivery of the certificates representing the Acquirer's Shares.

     The Acquisition Payment Amount shall be determined by E&Y in accordance with the terms of this Agreement and Annex VII hereto and shall be based on an
                                     ---------
income statement of each acquired company prepared by E&Y for the last full quarter ending prior to the acquisition. The Acquisition Payment Amount shall be paid as soon as the amount has been calculated by E&Y and such final calculation delivered to the Acquirers by E&Y but in no event later than December 31, 1999.

     2.9  ESCROW ARRANGEMENTS.  Pursuant to the Escrow Agreement to be entered
          -------------------
into among the Transferors, the Acquirer and the Escrow Agent (a) $333,219 of the Cash Portion of the Transfer Consideration (the "CASH ESCROW") in immediately available funds and (ii) five percent (5%) of the Stock Portion of the Transfer Consideration in the form of Acquirer's Shares valued at $333,219 during the Escrow Period (as defined below) using the same price per share as of the Closing Date (the "STOCK ESCROW") shall be delivered to the Escrow Agent at Closing. Such monies and securities (which, together with all interest accrued thereon which may be due to the party to whom such funds are ultimately paid in accordance with the terms of the Escrow Agreement, is hereinafter referred to as the "ESCROW SUM") shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by the Transferors to the Acquirer pursuant to the indemnification provisions of
Article IX below, together with accrued interest thereon.  Pursuant to the terms
----------
of the Escrow Agreement, the Stock Escrow shall be used first, and the Cash Escrow shall be used second, to satisfy any such owed amounts. At the conclusion of the period ending on the first anniversary of the Closing Date (such period being referred to herein as the "ESCROW PERIOD"), such remaining portion of the Escrow Sum not theretofore paid to the Acquirer in accordance with the terms of the Escrow Agreement or subject to a pending claim under the Escrow Agreement and this Agreement shall be disbursed to the Transferors together with accrued interest thereon. The Transferors and the Acquirer agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                          RELATING TO THE TRANSFERORS

          Each Transferor individually represents and warrants to the Acquirer as follows as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III):
                               -----------

     3.1  AUTHORIZATION OF TRANSACTION.  Each Transferor has full power and
          ----------------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Transferor. This Agreement constitutes the valid and legally binding obligation of each Transferor, enforceable in accordance with its terms and conditions, except that (a) such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally or non-competition arrangements, and to general equity principles, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the terms of clause (a) and (b) are sometimes collectively referred to as the "EQUITABLE EXCEPTIONS"). The Transferors need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (other than as provided for in Article II of this Agreement or as required by federal or
                   ----------
state securities laws).

     3.2  NONCONTRAVENTION.  Neither the execution and the delivery of this
          ----------------
Agreement by the Transferors, nor the consummation of the transactions contemplated hereby by the Transferors, will (a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Transferors are subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Transferors are a party or by which they are bound or to which any of their assets is subject.

     3.3  BROKER'S FEES. The Transferors have no Liability or obligation to pay
          -------------
any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Acquirer could become liable or obligated.

     3.4  INVESTMENT. The Transferors are not acquiring the Acquirer's Shares
          ----------
with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     3.5  SUPERNET SHARES. Each Transferor holds of record and owns beneficially
          ---------------
the number of SUPERNET Shares set forth next to his or her name on Schedule 4.2, and except as set forth in Schedule 4.2, such SUPERNET Shares are free and clear
                           ------------
of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands. Except as set forth in Schedule 4.2, the Transferors are not a party to (or have
                       ------------
otherwise waived all rights under) any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of SUPERNET (other than this Agreement). The Transferors are not a party to (or have otherwise terminated) any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of SUPERNET.

     3.6  DISCLOSURE. To the Knowledge of the Transferors, the representations
          ----------
and warranties contained in this Article III do not contain any untrue statement
                                 -----------
of a Material fact or omit to state any Material fact necessary in order to make the statements and information contained in this Article III not misleading.
                                                 -----------

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES RELATING TO SUPERNET

          The Transferors and SUPERNET jointly and severally represent and warrant to the Acquirer that, subject to the specific qualifications and limitations set forth herein, the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article
                                                                     -------
IV).

     4.1  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.  SUPERNET is a
          ------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. SUPERNET is duly authorized to conduct business and is in good standing under the laws of the Commonwealth of Pennsylvania, which is the only jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. SUPERNET has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Schedule 4.1
                                                                 ------------
lists the directors and officers of SUPERNET. The Transferors have delivered to the Acquirer correct and complete copies of the charter and bylaws of SUPERNET (as amended to date). The minute books containing the records of meetings and/or resolutions of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books and the stock record books of SUPERNET are correct and complete in all Material respects. SUPERNET is not in default under or in violation of any provision of its charter or bylaws.

     4.2  CAPITALIZATION.  The entire authorized capital stock of SUPERNET
          --------------
consists of 1,000 shares of common stock, no par value, of which 200 are issued and outstanding, none are subject to issuance pursuant to vested or unvested options and none are reserved for issuance pursuant to future option grants.
All of the issued and outstanding SUPERNET Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Transferors. Except as set forth in Schedule 4.2, there are no outstanding
                                        ------------
or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which SUPERNET is a party or which are binding upon SUPERNET providing for the issuance, disposition, or acquisition of any of its capital stock. Except as set forth in Schedule 4.2, there are no outstanding or authorized stock
         ------------
appreciation, phantom stock, or similar rights with respect to SUPERNET. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of SUPERNET.

     4.3  NONCONTRAVENTION.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which SUPERNET is subject or any provision of the charter or bylaws of SUPERNET, except to the extent any such violation does not or could not result in a Material adverse effect on SUPERNET, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which SUPERNET is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). SUPERNET does not need to give any notice to, make any filing with, nor obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     4.4  SUBSIDIARIES.  Except as disclosed in Schedule 4.4, SUPERNET has no
          ------------                          ------------
Subsidiaries.

     4.5  FINANCIAL STATEMENTS.  Attached hereto as Exhibit B are SUPERNET's
          --------------------                      ---------
financial statements (collectively the "FINANCIAL STATEMENTS") for its three most recent fiscal years and an unaudited consolidated balance sheet and statement of income, changes in stockholder's equity, and cash flow as of and for the six month period ended June 30, 1998 for SUPERNET (the "STUB PERIOD END"). The Financial Statements have been prepared in accordance with standards described on Exhibit B applied on a consistent basis throughout the periods
             ---------
covered thereby, are correct and complete, fairly present the financial condition of SUPERNET as of such dates, and are consistent with the books and records of SUPERNET (which books and records are correct and complete in all Material respects), subject, in the case of the Stub Period Financial Statements, to normal adjustments upon audit.

     4.6  EVENTS SUBSEQUENT TO THE STUB PERIOD END.  To the Transferors and
          ----------------------------------------
SUPERNET's Knowledge, since the Stub Period End, there has not been any Material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of SUPERNET. Without limiting the generality of the foregoing since that date except as set forth on
Schedule 4.6 :
------------

          (A) SUPERNET has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (B) SUPERNET has not entered into any Material contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) outside the Ordinary Course of Business;

          (C)  Except as set forth in Schedule 4.6, SUPERNET has not made any
                                      ------------
capital expenditure (or series of related capital expenditures) involving more than $200,000 in the aggregate, or outside the Ordinary Course of Business;

          (D) SUPERNET has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with any of its full-time staff employees other than in the Ordinary Course of Business;

          (E) SUPERNET has not granted an increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees, nor has SUPERNET made any payments or promises or commitments to make any other payments (other than salary and reimbursement of customary expenses) to any of such Persons, including without limitation bonuses other than in the Ordinary Course of Business; and

          (F)  Except as set forth on Schedule 4.6, SUPERNET has not adopted any
                                      -------------
(i) bonus, (ii) profit-sharing, (iii) incentive compensation, (iv) pension, (v) retirement, (vi) medical, hospitalization, life, or other insurance, (vii) severance or (viii) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing plan, contract or commitment.

     4.7  UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.7, SUPERNET
          -----------------------
does not have any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against SUPERNET giving rise to any Liability) which is individually in excess of $40,000, except for (a) Liabilities set forth on the face of the Stub Period 1998 Balance Sheet, (b) Liabilities described on Schedule 4.7 and (c)
                                                        ------------
Liabilities which have arisen after the Stub Period End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

     4.8  TAX MATTERS.  Except as set forth on Schedule 4.8:
          -----------                          ------------

          (A) SUPERNET has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all Material respects. All Taxes owed by SUPERNET (whether or not shown on any Tax Return) based on operations through the Stub Period End have been paid or accrued on the Stub Period Balance Sheet. SUPERNET currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any taxing authority in a jurisdiction where SUPERNET does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of SUPERNET that arose in connection with any failure (or alleged failure) to pay any Tax, other than for Taxes that are not yet due which are accrued for since December 31, 1997.

          (B) SUPERNET has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third-party and SUPERNET has to its Knowledge properly reflected the status of all employees and independent contractors in connection therewith as required by applicable Tax law and the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder.

          (C) SUPERNET has not received any notice that any taxing authority intends to assess any additional Taxes for any period for which Tax Returns have been filed, and no Transferor, no officer of SUPERNET and no employee of SUPERNET with responsibility for Tax matters has Knowledge of any Basis upon which a claim for additional Taxes could be made. There is no dispute or claim concerning any Tax Liability of SUPERNET either (i) claimed or raised by any authority in writing or (ii) as to which the Transferors or the officers of SUPERNET or employees responsible for Tax matters of SUPERNET have Knowledge based upon personal contact with any agent of such authority. Schedule 4.8 lists
                                                              ------------
all federal, state, local, and foreign income Tax Returns filed with respect to SUPERNET for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Transferors have delivered to the Acquirer correct and complete copies of all federal income Tax Returns filed, examination reports received, and statements of deficiencies assessed against or agreed to, by SUPERNET since December 31, 1996. SUPERNET has not waived any statute of limitations in respect of Taxes which waiver is currently in effect. SUPERNET is not a party to any "closing agreement" as described in Section 7121 of the Code or any corresponding provision of state or local Tax law, and there are no Tax rulings or requests for Tax rulings with respect to SUPERNET.

          (D) SUPERNET has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. SUPERNET has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that, under certain circumstances, will not be deductible to SUPERNET under Code Sec. 280G. SUPERNET is not and has never been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2). SUPERNET has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. SUPERNET is not a party to any Tax allocation or sharing agreement. SUPERNET has never been (and has no Liability for unpaid Taxes because it once was) a member of an Affiliated Group filing a consolidated federal income Tax Return and has never incurred any Liability for the Taxes of any Person under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law). SUPERNET has never incurred any liability for the Taxes of any Person as a transferee or successor, by contract, or otherwise.

     4.9  TANGIBLE ASSETS. SUPERNET owns or leases substantially all tangible
          ---------------
assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. To the Knowledge of the Transferors and SUPERNET, each such tangible asset is free from Material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

     4.10 OWNED REAL PROPERTY. SUPERNET does not own nor does it have any interest in any real property or improvements thereon (other than the leases disclosed in Schedule 4.12, and the leasehold improvements relating to the same)
             -------------
nor does SUPERNET have any options, agreements or contracts under which it has the right or obligation to acquire any interest in any real property or improvements (other than as disclosed in Schedule 4.12)
                                         -------------

     4.11 INTELLECTUAL PROPERTY.
          ---------------------

          (A)  Attached hereto as Schedule 4.11 is a list and brief description
                                  -------------
of all Intellectual Property owned or utilized by SUPERNET. SUPERNET has furnished the Acquirer with copies of all license agreements to which SUPERNET is a party, either as licenser or licensee, with respect to any Intellectual Property. To the knowledge of the Transferors, SUPERNET has good title to or the right to use all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of SUPERNET's business, in its business as presently conducted or currently proposed to be conducted, and to the knowledge of the Transferors and without any independent investigation to verify the accuracy of the following, it is not infringing on any Intellectual Property right of others, and neither SUPERNET nor Transferors have Knowledge of any infringement by others of any such rights owned by SUPERNET.

          (B)  All licenses set forth on Schedule 4.11 are valid and binding
                                         -------------
obligations of SUPERNET, and to the Knowledge of the Transferors and SUPERNET, of the other parties thereto, and enforceable against SUPERNET, and to the Knowledge of the Transferors and SUPERNET, the other parties thereto in accordance with their respective terms, except for the Equitable Exceptions. To the knowledge of the Transferors and SUPERNET, SUPERNET owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the business of SUPERNET as presently conducted.

          (C) The Transferors and SUPERNET have taken all reasonably necessary measures to protect and maintain the rights of SUPERNET in its Intellectual Property. To the Knowledge of the Transferors and SUPERNET, each piece of Intellectual Property used by SUPERNET is used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement will not impair such use.

          (D) The Transferors have also delivered to the Acquirer correct and complete samples or copies of all trademarks, service marks, trade names, copyrights, patents, registrations and, as relate to the foregoing, applications, licenses, agreements, and permissions (as amended to date) held by SUPERNET, and have made available to the Acquirer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property used in, or otherwise necessary for the conduct of, the business of SUPERNET as heretofore conducted, to the Knowledge of the

Transferors and SUPERNET and without any independent investigation to verify the accuracy of the following: (i) the identified owner possesses all right, title, and interest in and to the item; (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of any of the Transferors or officers (and employees with responsibility for Intellectual Property matters) of SUPERNET, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) SUPERNET has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (E) To the Knowledge of the Transferors and SUPERNET and without any independent investigation to verify the accuracy of the following, none of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by SUPERNET in the conduct of its business will in any Material respect malfunction, cease to function, generate incorrect data, or produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     4.12 CONTRACTS.  Except as disclosed on Schedule 4.12, SUPERNET is not a
          ---------                          -------------
party to or bound by, and none of the assets of SUPERNET are covered by or subject to the following contracts, agreements, Subscriber Contracts or Agreements (whether written or oral):

          (A) any written agreement (or group of related written agreements) for the lease of real or personal property from or to third-parties providing for lease payments in excess of $35,000 per annum;

          (B)  any Material equipment or supplier agreement;

          (C) any written agreement (or group of related written agreements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible ;

          (D)  any Material Subscriber contract;

          (E) any formal or informal partnering arrangement with any merchant or service or web content provider;

          (F) any agreement with any local exchange carrier, competitive local exchange carrier, competitive access provider or other telecommunications carrier;

          (G) any peering, transit or other agreement with any Internet service provider, online company or similar entity; or

          (H) any written arrangement requiring confidentiality or noncompetition other than agreements with customers, employees or subcontractors in the Ordinary Course of Business;

          (I) any other written arrangement (or group of related written arrangements) either involving more than $25,000 per annum or not entered into in the Ordinary Course of Business.

          The Transferors have delivered to the Acquirer or made available for review by the Acquirer a correct and complete copy of each written arrangement listed in Schedule 4.12 (as amended to date). With respect to each written
          -------------
arrangement so listed: (a) the written arrangement is legal, valid, binding, enforceable, and in full force and effect, subject to Equitable Exceptions; (b) except as disclosed on Schedule 4.12, the written arrangement will continue to
                       -------------
be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing, subject to Equitable Exceptions; (c) SUPERNET is not, and, to the Knowledge of the Transferors, no other party is in breach or default, and no event has occurred which to the Knowledge of the Transferors with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (d) SUPERNET has not, and, to the Knowledge of the Transferors, no other party has repudiated any provision of the written arrangement. SUPERNET is not a party to any oral contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Schedule 4.12 under
                                                           -------------
the terms of this Section 4.12. No unfilled Subscriber Contract or Agreement
                  ------------
obligating SUPERNET to perform services will result in a loss to SUPERNET upon completion of performance. Except as set forth in Schedule 4.12, SUPERNET has
                                                  -------------
not been notified that any of its Subscribers intend either to dispute charges under or to terminate early a Material Subscriber Contract or Agreement.

     4.13 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of
          -----------------------------
SUPERNET are reflected properly on its books and records, are valid receivables and to the Knowledge of the Transferors and SUPERNET are subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Stub Period Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of SUPERNET.

     4.14 INSURANCE.
          ---------

          (A)  Schedule 4.14 sets forth the following information with respect
               -------------
to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which SUPERNET has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years: the name address and telephone number of the agent; the name of the insurer, the name of the policyholder, and the name of each covered insured; the policy number and the period of coverage; the scope and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and a description of any Material retroactive premium adjustments or other loss sharing arrangements.

          (B)  With respect to each insurance policy listed on Schedule 4.14:
                                                               --------------
(i) the policy is legal, valid, binding, and enforceable and in full force and effect; (ii) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately following the Closing Date; (iii) SUPERNET is not in breach or default (including with respect to the payment of premiums or the giving of notices), and to the Knowledge of the Transferors and SUPERNET, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration under the policy; and (iv) SUPERNET has not and to the Knowledge of the Transferors and SUPERNET, no other party to the policy has repudiated any provision thereof. SUPERNET has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Except as set forth in Schedule 4.14, SUPERNET currently
                                              -------------
has no and has never had any self-insurance arrangements.

     4.15  LITIGATION. Schedule 4.15 sets forth each instance in which SUPERNET
           ----------  -------------
(a) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (b) is a party or, to the Knowledge of the Transferors and the directors and officers (and employees with responsibility for litigation matters) of SUPERNET, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as specifically described on
Schedule 4.15, no matter listed thereon could reasonably be expected,
-------------
individually, to result in a Material adverse effect to SUPERNET. Neither the Transferors nor any of the directors or the officers (or employees with responsibility for litigation matters) of SUPERNET has any reason to believe that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against SUPERNET.

     4.16  EMPLOYEES.  To the Knowledge of the Transferors and SUPERNET, no
           ---------
non-clerical employee or any full-time group of employees has any plans to terminate employment with SUPERNET, and SUPERNET has not committed any unfair labor practice.

     4.17  EMPLOYEE BENEFITS.  Except as disclosed on Schedule 4.17, SUPERNET
           -----------------                          -------------
has no Employee Benefit Plans that SUPERNET maintains or to which SUPERNET contributes for the benefit of any current or former employee of SUPERNET and SUPERNET has never been a party to any Employee Benefit Plan. [STANDARD 401(K) AND ERISA REPS TO BE ADDED IF PENSION OR 401(K) PLANS EXIST]

     4.18  GUARANTIES.  SUPERNET is not a guarantor, and it is not otherwise
           ----------
liable for any Liability or obligation (including indebtedness) of any other person other than such potential liabilities to which SUPERNET is subject based on the acts or omissions of its employees, subcontractors and other agents performing services for SUPERNET in the Ordinary Course of Business (of which SUPERNET has no Knowledge of any claim for actual liability therefor).

     4.19  LEGAL COMPLIANCE. To the knowledge of the Transferors and SUPERNET,
           ----------------
except as it would not, individually or in the aggregate, have a Material adverse effect:

          (A) SUPERNET has complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including without limitation, all environmental and employee health and safety laws. SUPERNET has received no notice of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice having been filed or commenced against SUPERNET which is currently pending and alleges any failure to comply with any such law or regulation.

          (B) SUPERNET has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, hiring or engaging non-United States citizens, and equal employment opportunities.

          (C) SUPERNET has not made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state, local, or foreign jurisdiction;

          (D) SUPERNET has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

          (E) SUPERNET has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

     4.20 CERTAIN BUSINESS RELATIONSHIPS WITH SUPERNET. Except as set forth in
          --------------------------------------------
Schedule 4.20, neither the Transferors nor their Affiliates have been involved
-------------
in any business arrangement or relationship with SUPERNET or D&E within the past twelve (12) months other than service relationships in the Ordinary Course of Business, and neither the Transferors nor their Affiliates own any material property or right, tangible or intangible, which is used in the business of SUPERNET.

     4.21  BROKERS' FEES. SUPERNET does not have any Liability or obligation to
           -------------
pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement.

     4.22  SYSTEMS.  Except as set forth on Schedule 4.22 and with such other
           -------                          -------------
exceptions as will not, individually or in the aggregate, have a Material adverse effect, (i) all of the Systems services and platform servers are running, or peaking, at no higher than 60% of capacity, (ii) all of the Systems' services are replicated in a redundant manner across available platform servers,
(iii) all remote physical points of presence ("POPS") are secure, conform to equipment manufacturers' recommended environmental parameters, and contain an uninterrupted power supply with a battery back-up of at least 30 minutes, (iv) the average Subscriber blockage rate for dial-in Subscribers is no greater than 1.0% of Subscriber attempts across the overall network infrastructure, (v) the configuration diagrams provided to the Acquirer reasonably represent the redundant network facilities between major backbone locations, and between remote physical POPs and major network concentration points, (vi) the existing power plant at SUPERNET's main location is equipped with an uninterrupted power supply with a battery back-up of at least 60 minutes, (vii) all deployed dial-in modem, modem shelf and corresponding technology conform to applicable industry standards necessary to support Subscriber traffic at a rate of 56Kbps or above,
(viii) to the Knowledge of the Transferors and SUPERNET and without having conducted any independent investigation as to those systems leased by or licensed to SUPERNET, all Systems owned, leased by, or licensed to or by SUPERNET are year 2000 compliant, (ix) SUPERNET utilizes a DHCP, or other dynamic, IP address allocation scheme that conforms to industry standards, and
(x) SUPERNET has access to the quantity of IP addresses sufficient to support SUPERNET's Subscriber base as currently existing and as currently contemplated to exist for at least the next six months.

     4.23 SUBSCRIBERS. Schedule 4.23 sets forth (a) the number of Subscribers
          -----------  -------------
served by SUPERNET by type of business (i.e., segregated by the following categories, if applicable to SUPERNET: (i) dial-up, (ii) dedicated access, (iii) web hosting, and (iv) other businesses) as of June 30, 1998 and SUPERNET's standard rates for such Subscribers for each type of business; (b) for the period commencing January 1, 1997, SUPERNET's monthly churn rate (consisting of (i) cancellations of month-to-month service and/or long-term subscription or service contracts prior to expiration, (ii) terminations of any such contracts, and (iii) non-renewal of any such contracts upon expiration) by business type during each full calendar month prior to the date hereof; and (c) as of June 30, 1998, detail as to the amount of prepaid subscription or service contracts and the amount of unearned revenue for all Subscriber contracts with a remaining term of (i) less than or equal to 90 days, (ii) greater than 90 days and less than or equal to one year, (iii) greater than one year and less than or equal to two years, (iv) greater than two years and less than or equal to three years and
(v) greater than three years.

     4.24 DISCLOSURE.  To the Knowledge of the Transferors and SUPERNET, the
          ----------
representations and warranties contained in this Article IV as amended, modified
                                                 ----------
and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statements and information contained in this Article IV not
                                                               ----------
misleading.

     All references in Sections 4.5 through 4.24 to "SUPERNET" shall be deemed to refer to and include all Subsidiaries of SUPERNET.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF ACQUIRER

          The Acquirer represents and warrants to the Transferors that the statements contained in this Article V are correct and complete as of the date
                             ---------
of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V):
                               ---------

     5.1  ORGANIZATION OF THE ACQUIRER. The Acquirer is a corporation duly
          ----------------------------
organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     5.2  AUTHORIZATION OF TRANSACTION. The Acquirer has full power and
          ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Acquirer. This Agreement constitutes the valid and legally binding obligation of the Acquirer, enforceable in accordance with its terms and conditions except for Equitable Exceptions. The Acquirer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (other than as provided for in Article II of this Agreement).
                   ----------

     5.3  BROKERS' FEES. The Acquirer has no Liability or obligation to pay any
          -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Transferors could become liable or obligated.

     5.4  ACQUIRER'S CAPITALIZATION. As of the date of this Agreement, the
          -------------------------
authorized capital stock of the Acquirer consists of (a) 100,000,000 shares of common stock, and (b) 10,000,000 shares of preferred stock. The issued and outstanding shares of and the holders of record of the Acquirer's Common Stock are as set forth in Annex III, and as of the date hereof, there are no issued
                    ---------
and outstanding shares of preferred stock. All of the Acquirer's issued and outstanding common stock have been duly authorized, are validly issued, fully paid, and nonassessable.

     5.5  NONCONTRAVENTION.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Acquirer is subject or any provision of the charter or bylaws of Acquirer, except to the extent any such violation does not or could not result in a Material adverse effect on Acquirer, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Acquirer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

     5.6  LITIGATION.  Schedule 5.6 sets forth each instance in which Acquirer
          ----------   ------------
(a) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (b) is a party or, to the Knowledge of the directors and officers (and employees with responsibility for litigation matters) of Acquirer, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as specifically described on Schedule 5.6, no
                                                              ------------
matter listed thereon could reasonably be expected, individually, to result in a Material adverse effect to Acquirer. None of the directors or the officers (or employees with responsibility for litigation matters) of Acquirer has any reason to believe that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against Acquirer.

     5.7  TAX MATTERS.  Except as set forth on Schedule 5.7, and with respect to
          ----------                           ------------
Acquirer only:

          (A) Acquirer has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all Material respects. All Taxes owed by Acquirer (whether or not shown on any Tax Return) based on operations through the Stub Period End have been paid or accrued on the Stub Period Balance Sheet. Acquirer currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any taxing authority in a jurisdiction where Acquirer does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Acquirer that arose in connection with any failure (or alleged failure) to pay any Tax, other than for Taxes that are not yet due which are accrued for since December 31, 1997.

          (B) Acquirer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third-party and Acquirer has to its Knowledge properly reflected the status of all employees and independent contractors in connection therewith as required by applicable Tax law and the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder.

          (C) Acquirer has not received any notice that any taxing authority intends to assess any additional Taxes for any period for which Tax Returns have been filed, and no officer of Acquirer and no employee of Acquirer with responsibility for Tax matters has Knowledge of any Basis upon which a claim for additional Taxes could be made. There is no dispute or claim concerning any Tax Liability of Acquirer either (i) claimed or raised by any authority in writing or (ii) as to which the officers of Acquirer or employees responsible for Tax matters of Acquirer have Knowledge based upon personal contact with any agent of such authority. Acquirer has not waived any statute of limitations in respect of Taxes which waiver is currently in effect.

          (D) Acquirer has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. Acquirer has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that, under certain circumstances, will not be deductible to Acquirer under Code Sec. 280G. Acquirer is not and has never been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2). Acquirer has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. Acquirer is not a party to any Tax allocation or sharing agreement. Acquirer has never been (and has no Liability for unpaid Taxes because it once was) a member of an Affiliated Group filing a consolidated federal income Tax Return and has never incurred any Liability for the Taxes of any Person under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law).

     5.8  DISCLOSURE.  To the Knowledge of the Acquirer, the representations and
          ----------
warranties contained in this Article V do not contain any untrue statement of a
                             ---------
fact or omit to state any Material fact necessary in order to make the statements in Article V not misleading.
              ---------

     5.9  LEGAL COMPLIANCE.  To the knowledge of the Acquirer, except as it
          ----------------
would not, individually or in the aggregate, have a Material adverse effect:

          (A) the Acquirer has complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including without limitation, all environmental and employee health and safety laws. the Acquirer has received no notice of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice having been filed or commenced against the Acquirer which is currently pending and alleges any failure to comply with any such law or regulation.

          (B) the Acquirer has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, hiring or engaging non-United States citizens, and equal employment opportunities.

          (C) the Acquirer has not made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state, local, or foreign jurisdiction;

          (D) the Acquirer has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

          (E) the Acquirer has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).


     5.10  UNDISCLOSED LIABILITIES.  Except as set forth on Schedule 5.10, to
           -----------------------                          -------------
the Knowledge of the Acquirer, the Acquirer does not have any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Acquirer giving rise to any Liability) which is individually in excess of $200,000 or ten percent (10%), whichever is greater, of the Acquirer's combined pro forma net income after the IPO and as of the Closing Date, except for Liabilities described on Schedule 5.10 (none of which relates to any breach of contract,
             -------------
breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

     5.11  INFORMATION SUPPLIED.  To the knowledge of the Acquirer, none of
           --------------------
the information supplied or to be supplied by the Acquirer for inclusion or incorporation by reference into the Registration Statement, at the time it is filed with the SEC and at the time the Registration Statement is declared effective under the Securities Act, will contain any untrue statement of Material fact necessary in order to make the statements in the Registration Statement true.

     5.12  INTELLECTUAL PROPERTY.  To the knowledge of Acquirer and based on the
           ---------------------
accuracy of the relevant Intellectual Property-related representations and warranties of Acquirer's various target companies which have executed Share Exchange Agreements such as this Agreement, after the Closing Date Acquirer and its Subsidiaries will own and possess all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the business of Acquirer as presently intended to be conducted as of the Closing Date.


                                  ARTICLE VI
                             PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing or the earlier termination of this Agreement:
    6.1   GENERAL. Each of the Parties will use its reasonable efforts to take
          -------
all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Article IX below).
                                               ----------

     6.2  NOTICES AND CONSENTS. Each of the Parties will give any notices to
          --------------------
third-parties, and will use best efforts to obtain third-party consents, that the other Party may reasonably request in connection with matters disclosed or required to be disclosed on the Disclosure Schedules. Each of the Parties will take any additional action (and the Transferors will cause SUPERNET to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third-parties that he, she or it may be required to give, make, or obtain.

     6.3  OPERATION OF BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as
          -------------------------------------------------
contemplated hereby, or as may be incidental to or in furtherance of the transactions contemplated hereby, or as may have been set forth herein or in the Disclosure Schedules, SUPERNET will not (and the Transferors will not cause or permit SUPERNET to) engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, from the date hereof to the Effective Time:

          (A) SUPERNET will not adopt or propose any change in its certificate of incorporation or bylaws;

          (B) SUPERNET will not merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

          (C) SUPERNET will not sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the Ordinary Course of Business;

          (D) except as otherwise provided for in this Agreement, SUPERNET will not issue, sell, purchase, repurchase, redeem or otherwise acquire any SUPERNET securities;

          (E) except with the prior written consent of the Acquirer, SUPERNET shall not make any Tax election that would have an adverse effect on SUPERNET;

          (F) SUPERNET will timely file all Tax Returns due on or before the Effective Time and pay (or reserve for) all Taxes due and payable with respect to periods prior to the Effective Time;

          (G)  SUPERNET will not do any of the items described in Section 4.6;
and

          (H)  SUPERNET will not agree or commit to do any of the foregoing.

     6.4  PRESERVATION OF BUSINESS.    Except as contemplated hereby, or as may
          ------------------------
be incidental to or in furtherance of the transactions contemplated hereby, or as may have been set forth herein or in the Schedules, the Transferors will cause SUPERNET to use reasonable commercial efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensers, suppliers, Subscribers, any other customers, and employees.

     6.5  ACCESS.
          ------

          (A) Only in the event that neither the Acquirer nor the Transferors exercise their right to terminate this Agreement as provided in Article X
                                                                ---------
herein, the Transferors will cause SUPERNET to permit the Acquirer's representatives access at reasonable times, and in a manner so as not to interfere with the normal business operations of SUPERNET, to the headquarters of SUPERNET and to all books, records, contracts, Tax records, and documents of or pertaining to SUPERNET; provided, however, that the Acquirer shall direct all requests for information and material only through the Transferors' designated representative agreed to by the Acquirer and the Transferors in writing.

          (B) The Acquirer shall proceed to arrange with the Transferors a mutually agreeable time and place at which the Acquirer may conduct interviews with key employees and/or customers of SUPERNET mutually agreed to by the Acquirer and the Transferors.

     6.6  NOTICE OF DEVELOPMENTS.    SUPERNET will give prompt written notice to
          ----------------------
the Acquirer of any Material development affecting the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of SUPERNET including but not limited to (a) any development affecting the ability of SUPERNET to consummate the transactions contemplated by this Agreement, (b) any Outage affecting more than 1% of all Subscribers that lasts for 3 hours or more or (c) any loss of any Material Subscriber or any material equipment or other supplier to SUPERNET. No disclosure by any Party pursuant to this Section 6.6 shall be deemed to amend or supplement the
                 -----------
Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, and/or breach of covenant unless such supplemental disclosure is in written form reasonably acceptable to the Acquirer specifically identifying which Schedule is being amended.

     6.7  EXCLUSIVITY. The Transferors will not (and the Transferors will not
          -----------
cause or permit SUPERNET to) (a) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (i) liquidation, dissolution, or recapitalization, (ii) merger or consolidation, (iii) acquisition or purchase of securities or assets or (iv) similar transaction or business combination involving SUPERNET, or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Transferors will notify the Acquirer immediately if any entity or person makes any such proposal, offer, inquiry, or contact with respect to any of the foregoing and shall provide the identity of such entity or person as well as any other relevant details regarding the contact.

     6.8  CANCELLATION OF OPTIONS, BONUS PROGRAMS AND PHANTOM STOCK PLANS.
          ---------------------------------------------------------------
SUPERNET shall have provided for the cancellation, at or prior to the Closing, of all SUPERNET stock options, deferred bonus programs or phantom equity plans. The amounts payable for the cancellation of the SUPERNET Options will be a reduction of the Cash Portion of the Transfer Consideration pursuant to Section
                                                                        -------
2.2, will be funded by the Acquirer to SUPERNET at Closing and will be paid by
---
SUPERNET to the recipients at Closing. In conjunction with the cancellation of such programs, all eligible employees who have not executed new employment agreements shall have signed cancellation agreements which include provisions that each employee will not, for a period of one year from the date of Closing or one year from the termination of his or her employment with SUPERNET whichever period is longer: (a) compete with SUPERNET, (b) service or solicit any customers of SUPERNET, or (c) solicit for employment any employee of SUPERNET.

     6.9  TERMINATION OF BANK FACILITIES.  The Transferors shall (or shall
          ------------------------------
cause SUPERNET) to arrange for the retirement all of SUPERNET's outstanding bank indebtedness and to obtain the full, complete and unconditional release of all Security Interests related thereto.

     6.10  LANDLORDS' CONSENTS.  The Transferors shall cause SUPERNET on or
           -------------------
before the Closing Date to use its best efforts to obtain from its landlords (to the extent required under the pertinent premises lease) written consent to the assignment of all leases being assumed by the Acquirer, which assignments are deemed to have resulted from the transactions contemplated by this Agreement.

     6.11  TAX MATTERS.
           ------------

           (A) TAX RETURNS.  The Transferors shall cause SUPERNET to file with
               -----------
the appropriate governmental authorities all Tax returns required to be filed by it for any taxable period ending prior to the Closing Date, and SUPERNET shall remit any Taxes due in respect of such Tax returns. In addition, the Transferors shall prepare a short period tax return for

SUPERNET covering the period January 1, 1998 through the Closing Date. The cost of preparation of such short period tax return shall be paid for by the Transferors.

          (b)  INDEMNITY.  The Transferors shall be liable for, and shall
               ---------
indemnify and hold Acquirer and SUPERNET harmless against, any Taxes or other costs attributable solely to a failure on the part of any of the Transferors to take all actions required of them under Section 6.11 for periods prior to the
                                        ------------
Closing Date.

     6.12 AUDITS.  Following the Closing, at SUPERNET's expense, the Transferors
          ------
shall use their best efforts to deliver, or cause to be delivered, to Acquirer any unqualified and unmodified audit report of E&Y on the balance sheets of SUPERNET as of September 30, 1998, December 31, 1997 and December 31, 1996, for periods and consolidated audited statements of operations and cash flows of SUPERNET for the fiscal years then ended, which report shall be without limitation as to the scope of the audit. Transferors and any of the officers or directors of SUPERNET, in their capacities as officers and directors of SUPERNET, shall provide all management letters, reports or representations reasonably requested by such auditors in connection with such audits, and in connection with audits of SUPERNET for the years ended December 31, 1997 and December 31, 1996 and for the nine month period ending September 30, 1998.

     6.13 PRE-CLOSING MERGER.  SUPERNET and the Transferor shall use their best
          ------------------
efforts prior to the Closing to cause a merger to occur by and among Supernet Interactive Services, Inc. ("SIS") (one of the Transferors) into SUPERNET, with SUPERNET being the surviving corporation, in order (among other things) to ensure that Acquirer will acquire all of the assets and personnel of SIS currently used by SUPERNET in the Business upon consummation of this Agreement. If such merger is consummated before the Closing as is anticipated, SUPERNET and the Transferors shall cause Allon Lefever, Carlton Miller and Rod Lefever, as the shareholders of SIS, to execute a joinder to this Agreement with the effect of making such persons Transferors hereunder.

                                  ARTICLE VII
                            POST-CLOSING COVENANTS

     7.1  GENERAL.  In case at any time after the Closing any further action
          -------
is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article IX
                                                               ----------
below). The Transferors acknowledge and agree that from and after the Closing the Acquirer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to SUPERNET; provided that the Transferors may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

     7.2  TRANSITION.  The Transferors will not take any action that primarily
          ----------
is designed or intended to have the effect of discouraging any lessor, licenser, subscriber, supplier, or other business associate of SUPERNET from maintaining the same business relationships with

SUPERNET after the Closing for a period of twenty-four (24) months thereafter as it maintained with SUPERNET prior to the Closing.

     7.3  CONFIDENTIALITY.  SUPERNET, the Transferors and the Acquirer shall
          ---------------
and shall cause their subsidiaries, affiliates, officers, directors, employees, accountants, counsel, financial advisors and other representatives and agents, to treat and hold as such all of the Confidential Information, refrain from disclosing or using any of the Confidential Information except in connection with this Agreement and the transactions contemplated hereby for a period of three (3) years from the date hereof, and except as otherwise permitted hereunder or as may be required by law, deliver promptly to the Acquirer or destroy, at the request and option of the Acquirer, all tangible embodiments (and all copies) of the Confidential Information which are in the possession of SUPERNET or any Transferor. In the event that SUPERNET or any Transferor is requested or required (by request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal process) to disclose any Confidential Information, SUPERNET or such Transferor will notify the Acquirer promptly of the request or requirement so that the Acquirer may seek an appropriate protective order or waive compliance with the provisions of this Section 7.3. If, in the absence of a protective
                            -----------
order or the receipt of a waiver hereunder, SUPERNET or any Transferor is compelled to disclose any Confidential Information or else stand liable for contempt, then SUPERNET or such Transferor may disclose the Confidential Information; provided, however, that the Transferors shall use their reasonable efforts to obtain, at the reasonable request of the Acquirer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Acquirer shall reasonably designate.

     7.4  COVENANT NOT TO COMPETE.  For a period of two (2) years from and
          -----------------------
after the Closing Date, the Transferors will not, directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) own, manage, control, participate in, consult with, render services for, or in any manner engage in any activity or business competing with SUPERNET and relating to the provision of internet access in the Commonwealth of Pennsylvania, (ii) service or solicit from SUPERNET any Subscriber of SUPERNET, (iii) request or advise any Subscriber of SUPERNET to withdraw, curtail or cancel such Subscriber's business with SUPERNET, or (iv) solicit for employment any person employed by SUPERNET at any time within the two (2) year period immediately preceding such solicitation; provided, however, that no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of that corporation's businesses. For purposes of this Agreement, the Parties have agreed to allocate $50,000 of the Transfer Consideration to the covenant not to compete contained in this Section 7.4.
                                                               -----------

     7.5  TAX FREE EXCHANGE INTENT.  The Parties agree that this transaction
          ------------------------
will occur in conjunction with the Related Transactions and the Parties intend that the receipt of the Acquirer's Shares by the Transferors and by the parties involved in the Related Transactions will qualify as tax-free under Section 351 of the Code.

     7.6  CONDUCT DURING EARNED PAYOUT PERIOD.  The Transferors acknowledge
          -----------------------------------
and agree that, during any portion of the Earned Payout Period occurring after the Closing, the Acquirer shall be entitled to oversee the operation and management of SUPERNET's Business, including the setting of goals and review of budgets and performance. The Transferors further agree, during that portion of the Earned Payout Period occurring after the Closing, not to allow SUPERNET to cut staff, capital expenditures and general and administrative expenses or take other actions that are not consistent with SUPERNET's prior practices and/or prudent business practices, and the Transferors agree not and not to allow SUPERNET to engage in any activity in order to increase current earnings and revenue of the business of SUPERNET at the expense of the longer term growth of the business of SUPERNET. During the Earned Payout Period, the Acquirer agrees that it will not (a) unreasonably require that the business of SUPERNET be operated substantially different as it was prior to the Closing Date except in so far as the prior practices of SUPERNET were imprudent or unreasonable or its productivity efficiency and profitability can be improved and increased through economies of scale, the Acquirer's experience or otherwise; (b) unreasonably change (i) the prices charged for SUPERNET's services, (ii) the level of compensation of SUPERNET's full-time corporate employees or (iii) the level SUPERNET's general and administrative expenses, unless the prior business practices were unreasonable or imprudent and/or unless the changes are reasonably necessary to support the growth of SUPERNET's business.

     7.7  CERTAIN ADDITIONAL COVENANTS.
          ----------------------------

          (a)  CO-BRANDING/MARKETING ARRANGEMENT.  The Acquirer and D&E agree
               ---------------------------------
that following the Closing they will operate pursuant to an exclusive co-branding or marketing arrangement (the "CO-BRANDING ARRANGEMENT"), in accordance with the following terms and conditions:

               (i) D&E shall only sell internet access through Acquirer's system using the "D&E" or "D&E SuperNet" name and logo (with appropriate references to the affiliation with or ownership of such system by Acquirer) to customers located within the Territory, including but not limited to D&E's customers of local or long distance telephone, voice-mail, computer networking, wireless and other communication-related products and services offered from time to time by D&E (the "D&E TELECOMMUNICATION SERVICES").

               (ii) Acquirer shall only sell, provide or otherwise distribute internet access within the Territory through its arrangements with D&E and using the "D&E" or "D&E SUPERNET" name and logo. Notwithstanding the foregoing, Acquirer may provide direct internet access within the Territory under the terms of subparagraph (iv) below.
                                  -----------------

               (iii) D&E shall establish pricing for such internet access products and services in the Territory and D&E shall perform the billing function in respect of same to D&E's customers subject to reimbursement by Acquirer of the appropriate, allocable billing expenses and other direct marketing costs incurred by D&E in performing such marketing services on behalf of Acquirer. However, D&E shall accept Acquirer's pricing for its internet access products and services where same is demonstrated to be part of a national or system-wide program unless such pricing is demonstrated by D&E to be uncompetitive within the Territory.

               (iv) If in Acquirer's sole discretion Acquirer determines that it is in Acquirer's best interest to directly or indirectly offer internet access on its system within the Territory in connection with any regional or national sales, promotional or advertising program, whether conducted in affiliation with third parties (such as selling compact discs through a national chain of third party retail outlets) or otherwise, Acquirer may do so without violating the exclusivity feature of the Co-Branding Arrangement; provided, however, that any internet access subscribers attracted to Acquirer's system within the Territory as a result of such regional or national program shall count toward D&E's satisfaction of the performance criteria described in paragraph (v)(B) below.
                                                        ----------------
                      Acquirer shall promptly provide D&E with the names, addresses, phone numbers and any other pertinent information on such subscribers.

               (v) The Co-Branding Arrangement shall be terminable by D&E on thirty (30) days prior written notice at any time after the Closing Date, and by Acquirer upon the earlier of (A) the date of any change of control of D&E such that D&E becomes an Affiliate of a competitor of Acquirer, or (B) that date which is thirty (30) days after D&E's receipt from Acquirer of written notice of the latter's election to terminate the Co-Branding Arrangement due to the failure to achieve, by the sixth anniversary of the Closing Date, a level of at least 80,000 subscribers on Acquirer's internet access system within the Territory.

               (vi) Unless it is earlier terminated by the operation of paragraph (v)(A) or (B) above, the Co-Branding Arrangement
                      ----------------    ---
                      shall have a term of twenty (20) years from the Closing Date.

               (vii)  The provisions of this paragraph (a) are expressly binding
                                             -------------
                      on all successors and assigns of D&E and Acquirer (including in the event of a sale of Acquirer) with respect to the operations and activities of D&E, SUPERNET and Acquirer within the Territory.

          (B)  D&E TELECOMMUNICATIONS SERVICES.
               -------------------------------

               (i) The Acquirer shall use its reasonable best efforts to offer a preferred opportunity to D&E and its Affiliates (including partnerships or 50/50 joint ventures with third parties) to offer Acquirer and its Subsidiary Affiliates D&E Telecommunications Services within the Territory so long as such services are generally competitive and substantially comparable to competing services provided by third parties.

               (ii) In addition, Acquirer shall use its reasonable best efforts to allow D&E to provide the D&E Telecommunications Services to Acquirer and its Subsidiary Affiliates outside the Territory, subject to Acquirer's considerations in respect to competitive pricing of services and strategic issues as determined in good faith by Acquirer.

               (iii) Any rights of D&E created as a result of this paragraph
                                                                    ---------
                     (b) shall be co-terminous with the Co-Branding Arrangement
                     ---
                     such that absent the written agreement of both parties to extend same, the termination (for whatever reason) of the Co-Branding Arrangement shall cause a termination of D&E's rights and Acquirer's obligations under this paragraph (b).
                                                                  -------------

          (C)  BOARD MEMBERSHIP FOR D&E REPRESENTATIVE.  Effective upon the
               ---------------------------------------
effective date of the IPO, Don Kaufman shall be appointed as a director of Acquirer's Board of Directors, to serve no less than a one-year term.

     7.8  CERTAIN COVENANTS OF THE ACQUIRER.  The Acquirer covenants and
          ----------------------------------
agrees with the Transferors as follows:

          (A)  NO BREACHES OF REPRESENTATIONS AND WARRANTIES.  Between the date
               ---------------------------------------------
of this Agreement and the Closing Date, without the written consent of the Transferors, the Acquirer will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any
        ---------
Material respect.

          (B)  ACCESS TO INFORMATION. Between the date of this Agreement and the
               ---------------------
Closing Date, to the extent reasonable under the circumstances, the Acquirer will confer with the Transferors and will furnish to the Transferors either orally or by means of such records, documents and memoranda as are reasonably available or capable of preparation, such other information as the Transferors may reasonably request in writing.

          (C)  COMPLIANCE WITH SECURITIES LAWS.  After the effective date of the
               -------------------------------
Registration Statement, the Acquirer shall do all things necessary to comply with the state and federal securities laws applicable to the transactions contemplated by this Agreement including the filing of all reports, forms, schedules and other documents required under the Securities Act or the Exchange Act.

          (D)  CORRECTION OF INFORMATION. Between the date of this Agreement and
               -------------------------
the Closing Date, the Acquirer shall promptly correct and supplement any information furnished under the Agreement to the Transferors so that such information shall be correct and complete in all Material respects at all times, and shall include all facts necessary to make such information correct and complete in all Material respects at all times.

          (E)  BLUE SKY REGISTRATION. The Acquirer shall, to the extent required
               ---------------------
by applicable state securities or "blue sky" laws, as promptly as practicable after the execution of this Agreement but prior to the Registration Statement being declared effective by the SEC, file with applicable state securities or blue sky administrators, and use its best efforts to cause to become effective or be approved, all registration statements or applications required to be so filed with respect to the issuance of the Acquirer's common stock.

          (F)  EXCHANGE OR NASDAQ LISTING.  The Acquirer will file a listing
               --------------------------
application with the NASDAQ National Stock Market, as required by NASDAQ, at the time prescribed by applicable rules and regulations. In addition, the Acquirer will use its reasonable best efforts to maintain its listing on the NASDAQ National Stock Market.

          (G)  UNDERWRITING AGREEMENT.  In connection with the IPO, the Acquirer
               ----------------------
intends to enter into an underwriting agreement (the "UNDERWRITING AGREEMENT") with the investment banks who are underwriting the IPO, and it is expected that such Underwriting Agreement will be executed prior to the consummation of the IPO. Assuming the Underwriting Agreement is so executed, the Acquirer will comply with its terms.

                                 ARTICLE VIII
                      CONDITIONS TO OBLIGATIONS TO CLOSE

     8.1  CONDITIONS TO OBLIGATIONS OF THE ACQUIRER.  The obligation of the
          -----------------------------------------
Acquirer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

          (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES. The representations
               -----------------------------------------
and warranties of the Transferors and SUPERNET set forth in Articles III and IV above shall be true and correct in all material respects at and as of the Closing Date and the Transferors shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, and the Acquirer shall so certify in accordance with paragraph (e)(i) below;
                                             ---------

          (B)  CONSENTS. The Transferors and SUPERNET will have procured all
               --------
third-party consents and given all notices required in connection with this Agreement and the transactions contemplated hereby, including without limitation all action necessary in connection with and/or the receipt of any notices to, filings with, and authorizations, consents and approvals of governments, governmental agencies, and third-parties as set forth herein or in the Disclosure Schedules including any filing required under the Hart-Scott-Rodino Act;

     (C)  RESIGNATIONS. The Acquirer shall have received the resignations,
          ------------
effective as of the Closing, of each director of SUPERNET prior to the Closing.

     (D)  DOCUMENTS TO BE DELIVERED BY THE TRANSFERORS. The following documents
          --------------------------------------------
shall be delivered at Closing by the Transferors:


          (i)   Certificates. The Transferors and SUPERNET shall have delivered
                ------------
to the Acquirer an Officers/Transferors Certificate and a Secretary's Certificate substantially in the form of the certificates respectively attached as Exhibit C-1 and C-2 hereto.
   -----------     ---

          (ii)  Escrow Agreement.  The Acquirer shall have received from the
                ----------------
Transferors an executed Escrow Agreement in the form and substance set forth as Exhibit A attached hereto.
---------

          (iii) Employment Agreements.  The Acquirer shall have received from
                ---------------------
Allon Lefever, Carlton Miller and Rodney Lefever an executed employment agreement in the form and substance attached hereto as Exhibit E.
                                                       ---------

          (iv)  Registration Agreement Joinder. The Acquirer shall have received
                ------------------------------
from each Transferor an executed joinder to the Registration Agreement in the form and substance set forth as Exhibit F attached hereto;
                                ---------

          (v)   Option Cancellations. The Transferors shall have caused SUPERNET
                --------------------
to cancel each outstanding phantom stock, deferred bonus or option plan, if any, and all outstanding SUPERNET Options shall have been canceled with the cost of such cancellation being a reduction of the Cash Portion of the Transfer Consideration pursuant to Section 2.2.
                          -----------

          (vi)  Subscription Agreement Joinder.  The Transferors shall have
                ------------------------------
caused each party receiving Acquirer's Shares under this Agreement to execute an Equity Subscription Agreement in the form of Exhibit D hereto;
                                             ---------

          (vii) Opinion of Counsel.  The Acquirer shall have received from the
                ------------------
Transferors and SUPERNET opinion of counsel in the form and substance set forth as Exhibit G hereto.
   ---------

     (E)  FINANCIAL CONDITION. Each of the following shall be true and complete
          -------------------
as of the Closing Date:

          (i) all liens and Security Interests securing debts of SUPERNET which have been paid in full prior to or at the Closing shall have been fully released of record to the reasonable satisfaction of the Acquirer and all Uniform Commercial Code financing statements covering such debts shall have been terminated;

          (ii) no unsatisfied liens for the failure to pay Taxes of any nature whatsoever shall exist against SUPERNET, or against or in any way affecting any SUPERNET Share;

               (iii) the Transferors shall and SUPERNET shall have caused all of SUPERNET's officers, directors and/or key employees of SUPERNET to, have repaid in full all debts and other obligations, if any, owed to SUPERNET;

          (F)  DUE DILIGENCE COMPLETED. The Acquirer shall be satisfied in its
               -----------------------
sole discretion with the results of its continuing legal, financial and business due diligence investigations of SUPERNET, all of which shall be final and completed to the Acquirer's satisfaction prior to Closing;

          (G)  MATERIAL ADVERSE CHANGE. No material adverse change shall have
               -----------------------
occurred in SUPERNET's Business or its future prospects;

          (H)  IPO. The Acquirer shall have received from SUPERNET the Financial
               ---
Statements and such Financial Statements must, in the opinion of the Acquirer's independent public accountants, be suitable or readily adaptable for incorporation in the Registration Statement, and any prospectus and annual and periodic reports to be filed by the Acquirer with the SEC relating to the IPO and the Registration Statement filed by the Acquirer with the SEC in connection with the IPO shall have become effective and there shall be no other impediments to the closing of the IPO; and

          (I)  TARGET SHARES. The Transferors shall deliver the certificates
               -------------
representing the SUPERNET Shares to the Acquirer and the acquisition by the Acquirer of the SUPERNET Shares shall represent 100% of the issued and outstanding capital stock of SUPERNET and all of such SUPERNET Shares shall be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever.

          The Acquirer may waive any condition specified in this Section 8.1 if
                                                                 -----------
it executes a writing so stating at or prior to the Closing.

     8.2  CONDITIONS TO OBLIGATIONS OF THE TRANSFERORS.  The obligations of
          --------------------------------------------
the Transferors to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction or waiver of the following conditions:

          (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES. The representations
               -----------------------------------------
and warranties of the Acquirer set forth in Article V above shall be true and
                                            ---------
correct in all material respects at and as of the Closing Date and the Acquirer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (B)  CONSENTS. The Acquirer will have procured all third-party
               --------
consents needed by the Acquirer and given all notices required in connection with this Agreement and the transactions contemplated hereby, including without limitation all action necessary in connection with and/or the receipt of any notices to, filings with, and authorizations, consents and approvals of governments, governmental agencies, and third-parties as set forth herein or in the Disclosure Schedules including any filing required under the Hart-Scott-Rodino Act;

          (C)  OPTION CANCELLATION FUNDING. The Acquirer, to the extent of the
               ---------------------------
reduction in the Cash Portion of the Transfer Consideration in Section 2.2 shall
                                                               -----------
have provided funding to SUPERNET sufficient to fund the payments required to the SUPERNET Optionholders to satisfy and secure the cancellation of the SUPERNET Options.

          (D)  MINIMUM IPO PRICE. The Registration Statement filed by the
               -----------------
Acquirer with the SEC in connection with the IPO shall have become effective and there shall be no other impediments to the closing of the IPO. The Company understands that any valuation above $10.00 per share is retained by the Stockholders as additional value and that it is the goal of Acquirer to have its underwriter offer the shares at the mid-point range of the valuation (i.e., $10.00 per share) at the IPO. If the IPO is priced below $8.00 per share, Acquirer will increase the number of shares given to the Stockholders such that the Stockholders will receive the same economic benefit in dollar terms as if the IPO price had been $10.00 per share. For example, if the IPO price is $8.00 per share, Acquirer will increase the number of shares given to the Stockholders by 25% to achieve the minimum valuation requirement and the Stockholders would be bound to participate in the offering. Notwithstanding the foregoing, the provisions of this Section 8.2(d) may be waived by the Majority Co-Transferors
                   --------------
in the event that the following conditions have been attained: (i) Acquirer is able to fund the Cash Portion of the Transfer Consideration through a private equity investment in the capital stock of the Acquirer or through borrowed money; (ii) the Transferors receive the Stock Portion of the Transfer Consideration on a basis reasonably equivalent to what they would have received in an IPO; (iii) the Transferors will receive the right to obtain liquidity for the Stock Portion of the Transfer Consideration within a reasonably short period of time following the Closing; and (iv) following the Closing, the Acquirer will have access to cash or availability under debt facilities or equity financing commitments sufficient to enable it to provide a reasonable amount of financing for working capital, equipment upgrades and future acquisitions for SUPERNET and the other subsidiaries of the Acquirer.

          (E)  DOCUMENTS TO BE DELIVERED BY THE ACQUIRER. The following
               -----------------------------------------
documents shall be delivered at the Closing by Acquirer.

               (i)   Certificates.  The Acquirer shall have delivered to the
                     ------------
Transferors an Officers Certificate substantially in the form of the Officer's Certificate attached as Exhibit C-1 hereto (insofar as the text of the
                        -----------
certifications is concerned, modified to reflect that the certification is by Acquirer as opposed to SUPERNET and the Transferors).

               (ii)  Escrow Agreement. The Transferors shall have received from
                     ----------------
the Acquirer an executed Escrow Agreement in the form and substance set forth as Exhibit A attached hereto.
---------

               (iii) Subscription Agreement Joinder. The Acquirer shall execute
                     ------------------------------
and deliver an Equity Subscription Agreement in the form of Exhibit D hereto,
                                                            ---------
with each of the Transferors acquiring Acquirer Shares.

               (iv)  Employment Agreements. Allon Lefever, Carlton Miller and
                     ---------------------
Rodney Lefever shall have received from SUPERNET an executed employment Agreement, in the form and substance attached hereto as Exhibit E;
                                                        ---------

               (v)    Registration Agreement and Joinder. Each Transferor shall
                      ----------------------------------
have received from the Acquirer an executed joinder to the Registration Agreement in the form and substance set forth as Exhibit F-1 attached hereto,
                                                 -----------
and the Registration Agreement shall be in form and substance as set forth in Exhibit F-2 attached hereto;

               (vi)   Options. The Acquirer shall have issued options for the
                      -------
purchase of up to 100,000 shares of the Acquirer's Common Stock to non-stockholder managers of SUPERNET listed on Annex VI hereto that are selected by
                                           --------
Allon Lefever pursuant to their terms and conditions of Acquirer's stock option program to be established by Acquirer at the time of the IPO;

               (vii)  Registration Statement.  The Acquirer shall have provided
                      ----------------------
Transferors with copies of the Registration Statement and Transferors shall have had an opportunity to review and provide comments thereto;

               (viii) Due Diligence. The Transferors shall be reasonably
                      -------------
satisfied in their sole discretion with the results of their continuing legal, financial and business due diligence investigations of Acquirer, excluding documentation relating to other acquisitions of Acquirer and the impending IPO, which due diligence shall be completed on or prior to December 23, 1998; and

               (x)   Opinion of Counsel. The Transferors shall have received
                     ------------------
from the Acquirer an opinion of Counsel in the form and substance set forth as Exhibit H.
---------

          The Transferors may waive any condition specified in this Section 8.2
                                                                    -----------
if they execute a writing so stating at or prior to the Closing.

                                  ARTICLE IX
                    REMEDIES FOR BREACHES OF THIS AGREEMENT

     9.1  INDEMNIFICATION OF THE ACQUIRER.  Except as provided in and subject
          -------------------------------
to Section 9.6, the Transferors agree to indemnify and hold harmless the
   -----------
Acquirer, each officer and director of the Acquirer and any successor thereof (collectively, the "INDEMNIFIED PARTIES") from and against any and all Adverse Consequences, which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (a) any misrepresentation, breach or default by the Transferors or SUPERNET of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith and (b) the Transferors or SUPERNET's tortuous acts or omissions to act prior to Closing for which SUPERNET did not carry liability insurance for itself as the insured party sufficient to satisfy such claim or liability, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty.

     9.2  DEFENSE OF THIRD-PARTY CLAIMS.  If any legal proceeding shall be
          -----------------------------
instituted, or any claim or demand made, by any third-party against any Indemnified Parties solely related to this Agreement in respect of which the Transferors may be liable hereunder (and such determination shall be made without regard to the limitations set forth in Section 9.6), such
                                               ------------

Indemnified Party shall give prompt written notice thereof to the Transferors and, except as otherwise provided in Section 9.4 below, the Transferors shall
                                     -----------
have the right to defend any litigation, action, suit, demand, or claim for which such Indemnified Party may seek indemnification with counsel satisfactory to the Transferors; provided, however, that the Transferors may not settle any such litigation, action, suit, demand, or claim without the prior written consent of the Acquirer, which shall not be unreasonably withheld. Notwithstanding the foregoing, if in the reasonable judgment of the Acquirer, such litigation, action, suit, demand or claim, or the resolution thereof, would have a (a) Material adverse effect on the Acquirer or SUPERNET or (b) the Transferors have a conflict of interest in defending such action on Acquirer's or SUPERNET's behalf, at the Acquirer's election, the Acquirer may defend itself and in either of such instances the Transferors shall be liable for all expenses reasonably incurred in connection therewith (including, without limitation, settlement payments and reasonable attorney's fees); provided, however, that the Acquirer may not settle any such litigation, action, suit, demand, or claim without the prior written consent of the Transferors, which shall not be unreasonably withheld. If neither (a) nor (b) are applicable but the Acquirer desires to participate in the defense of an action the Transferors are defending because in the Acquirer's reasonable judgment the outcome of such action could have an ongoing effect on the Acquirer (or its successors), the Acquirer may participate but at its own expense. In the event the Transferors fail or refuse to defend any legal proceeding they are required to defend under this Article IX
                                                                      ----------
within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and the Transferors shall be liable to repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including, without limitation, settlement payments and reasonable attorney's fees). If the Transferors do not or refuse to assume the defense of any litigation, action, suit, demand, or claim in any legal proceeding they are required to defend under this Article IX, the Indemnified Parties shall have the
                              ----------
absolute right, at the Transferor's expense, to control the defense of and to settle, in their sole discretion and without the consent of the Transferors, such litigation, action, suit, demand, or claim, but the Transferors shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim, and if the Transferors elect to participate in such litigation the Indemnified Parties shall consult with the Transferors prior to settling such litigation. The Party controlling any defense pursuant to this Section 9.2
                                                                    -----------
shall deliver, or cause to be delivered to the other Party, copies of all correspondence, pleadings, motions, briefs appeals or other written statements relating to or submitted in connection with the defense of any such litigation, action, suit, demand, or claim, and timely notices of any hearing or other court proceeding relating to such litigation, action, suit, demand, or claim.

     9.3  PROCEDURE FOR CLAIMS.
          --------------------

          (A)  ESCROW CLAIMS. If any claim for indemnification is made by an
               -------------
Indemnified Party pursuant to this Article IX prior to the expiration of the
                                   ----------
Escrow Period, such Indemnified Party shall first apply to the Escrow Agent for reimbursement of such claim in accordance with the provisions of the Escrow Agreement; provided, however, the Escrow Sum is not intended to be an exclusive remedy in the event the Acquirer has indemnification claims hereunder which exceed such amount. Once the Cash Escrow Sum has been fully depleted to satisfy claims pursuant to Section 9.1, any one or more of the Transferors shall have
                   -----------
the option to
satisfy such Transferor's obligation to the Acquirer by surrendering to the Acquirer that portion of the Stock Portion of the Transfer Consideration required to fund the indemnification obligation (with such surrendered Acquirer's Shares valued at the Fair Market Value of such shares). Notwithstanding the foregoing, and in lieu of receiving a cash payment or Acquirer's Shares from the Transferors, the Acquirer, in its sole discretion, may after the first anniversary of the Closing Date, elect to offset against any Earned Payout Amount payable to the Transferors, after an indemnification claim has been made therefor, the amount of any Adverse Consequences or any other payments to which the Acquirer may become entitled to by reason of the provisions of this Agreement.

          (B)  OTHER CLAIMS. If pursuant to this Article IX any claim for
               ------------                      ----------
indemnification is made by (i) an Indemnified Party after the expiration of the Escrow Period, other than claims of third-parties which are governed by Section
                                                                        -------
9.2 hereof, or (ii) the Indemnified Party or the Transferors, as the case may be
---
(in either instance, the "CLAIMANT"), shall send written notice to the other person (by certified mail, return receipt requested or by personal service as provided in Section 11.7 hereof) setting forth in reasonable detail a
            ------------
description of the facts upon which the claim is based and a reasonable estimate of the amount of the claim (a "CLAIM", with the notice thereof referred to as the "CLAIM NOTICE"). The person against whom the Claim is brought (the "RESPONDENT") shall have fifteen (15) calendar days from receipt of the Claim Notice to respond to such Claim. Such response shall be in writing and shall (i) set forth in reasonable detail the Respondent's objection to the Claim and the basis for such objection, or (ii) the efforts undertaken or to be undertaken by the Respondent to cure the Claim. In the event the Respondent fails to respond to the Claim Notice in the manner set forth above within such 15-day period, the Respondent shall be deemed to have conceded the Claim in full. In the event the Parties are unable to resolve the Claim within thirty (30) calendar days from the date of receipt of the Claim Notice, the Claim shall be submitted to arbitration in accordance with Section 11.8 below.
                               ------------

     9.4  TAX AUDITS, ETC.    In the event of an audit of a Tax Return of
          ---------------
SUPERNET with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article IX, the Acquirer shall have the right
                                 ----------
to control any and all such audits which may result in the assessment of additional Taxes against SUPERNET and any and all subsequent proceedings in connection therewith, including appeals (subject to the prior written consent of the Transferors, which shall not unreasonably be withheld and subject to the right of the Transferors to have their accountants and attorneys consult with the Acquirer on such audits or procedures at the Transferors' expense); provided, however, that the Transferors and the Acquirer shall jointly control, and shall cooperate with each other in connection with, any and all such audits which may result in the assessment of additional Taxes against both the Transferors and SUPERNET. The Transferors shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by SUPERNET as a result of any such audit or other proceeding, the Transferors shall be responsible for and shall promptly pay all Taxes, interest, and penalties for which any of the Indemnified Parties shall be entitled to indemnification.

     9.5  INDEMNIFICATION OF TRANSFEROR.  The Acquirer agrees to indemnify and
          -----------------------------
hold harmless the Transferors and SUPERNET and each officer, director, stockholder or affiliate of SUPERNET, from and against any Adverse Consequence arising out of any misrepresentation, breach or default by the Acquirer of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith.

     9.6  LIMITS ON INDEMNIFICATION.  All Adverse Consequence sought by any
          -------------------------
Party hereunder shall be net of any insurance proceeds received by such Party with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations, warranties and covenants of the Transferors under Sections 4.8,
                                                                   ------------
4.19, and 4.21 hereof (for which indemnification claims must be made prior to
----      ----
the expiration of the applicable statute of limitations plus sixty (60) days and if so made, such claims shall continue after such date until finally resolved and made) and Sections 3.5 and 4.2 hereof (pursuant to which the right to make
              ------------     ---
claims for indemnification under this Article IX shall survive the Closing Date
                                      ----------
indefinitely), the right to make claims for indemnification provided under this
Article IX shall expire on the first anniversary of the Closing Date (except for
----------
claims made prior to such date which shall continue after such date until finally resolved). The Transferor shall not be obligated to pay any amounts for indemnification under this Article IX until the aggregate indemnification
                           ----------
obligation sought by the Acquirer hereunder exceeds $75,000, whereupon the Transferors shall be liable for all amounts for which indemnification may be sought in excess of $75,000 up to a maximum indemnification by Transferors equal to the Transfer Consideration. The Acquirer shall not be obligated to pay any amounts for indemnification under this Article IX until the aggregate
                                       ----------
indemnification obligation sought by the Transferors hereunder exceeds $75,000, whereupon the Acquirer shall be liable for all amounts for which indemnification may be sought in excess of $75,000 up to a maximum indemnification by Acquirer equal to the Stock Portion of the Transfer Consideration. For purposes of
Section 9.1 or 9.5, any requirement in any representation or warranty that an
-----------    ---
event or fact be Material or have a Material adverse effect, as appropriate, in order for such event or fact to constitute a misrepresentation or breach of such representation or warranty shall be ignored. Notwithstanding the foregoing, in no event shall the aggregate liability of any individual Transferor to the Acquirer or the Acquirer to the Transferors exceed the Transfer Consideration received by such Transferor. However nothing in this Article IX shall limit the Acquirer or the Transferors in exercising or securing any remedies provided by applicable statutory or common law with respect to the conduct of the Transferors or the Acquirer in connection with this Agreement or in the amount of damages that it can recover from the other in the event that the Acquirer successfully proves intentional fraud or intentional fraudulent conduct in connection with this Agreement. The amount of all Adverse Consequences paid by the Transferors shall be deemed to be a reduction of the Transfer Consideration paid by Acquirer under this Agreement.

                                   ARTICLE X
                                  TERMINATION

     10.1  TERMINATION OF AGREEMENT.  The Parties may terminate this Agreement
           ------------------------
as provided below:

           (A) the Acquirer and the Transferors may terminate this Agreement by mutual written consent at any time prior to the Closing;

           (B) the Acquirer may terminate this Agreement by giving written notice to the Transferors at any time prior to the Closing in the event the Transferors are in breach of any representation, warranty, or covenant contained in this Agreement in any Material respect and such breach has not been cured within ten (10) days of written notice thereof, and the Transferors may terminate this Agreement by giving written notice to the Acquirer at any time prior to the Closing in the event the Acquirer is in breach of any representation, warranty, or covenant contained in this Agreement in any Material respect and such breach has not been cured within ten (10) days of written notice thereof; or

           (C) this Agreement will terminate if the Closing shall not have occurred on or before March 31, 1999; provided, however, that in the event the Acquirer has filed a registration statement with the SEC and either (i) the Acquirer's lead underwriter informs the Acquirer that a public offering of stock is not advisable or (ii) the registration statement has not been declared effective but the Acquirer is using reasonable efforts to have the registration statement declared effective, this Agreement shall terminate on June 30, 1999; provided, further, however, that in the event this Agreement is extended to a date after March 31, 1999, the Cash Portion of the Transfer Consideration, after accounting for the adjustments described in Section 2.2(b)(i), and the Stock
                                            -----------------
Portion of the Transfer Consideration will each be increased by three percent (3%).


           (D)  Nothing contained in this Section 10.1 shall alter, affect,
                                          ------------
modify or restrict any Parties' rights to rely on and/or seek indemnification for a breach of any of the representations and warranties and/or conditions or covenants of any of the Parties contained in this Agreement.

     10.2  EFFECT OF TERMINATION.  If either the Acquirer or the Transferors
           ---------------------
terminate this Agreement pursuant to Section 10.1 above, all obligations of the
                                     ------------
Parties hereunder shall terminate without any Liability of any Party to any other Party.

                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1  PRESS RELEASES AND ANNOUNCEMENTS.  Except as may be required by
           --------------------------------
applicable securities laws or stock exchange requirements, no Party shall issue any press release or public announcement relating to the subject matter of this Agreement prior to, at or about the Closing without the prior written approval of the Acquirer and the Transferors, which written approval will not be unreasonably withheld by each party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

     11.2  NO THIRD-PARTY BENEFICIARIES.  This Agreement shall not confer any
           ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     11.3  ENTIRE AGREEMENT.  This Agreement shall not confer any rights or
           ----------------
remedies upon any person other than the Parties and their respective successors and permitted assigns. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

     11.4  SUCCESSION AND ASSIGNMENT.  This Agreement shall be binding upon
           -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Acquirer and the Transferors; provided, however, that the Acquirer may assign (i) any or all of its rights and interests hereunder to a wholly-owned Subsidiary of Acquirer (in any or all of which cases the Acquirer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder) or (ii) any or all of rights of the Agreement to any lender providing debt financing to the Acquirer or its Affiliates.

     11.5  FACSIMILE/COUNTERPARTS.  This Agreement may be executed in one or
           ----------------------
more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     11.6  NOTICES.  All notices or other communications hereunder will be in
           -------
writing and shall be delivered by hand, facsimile or sent, postage prepaid, by registered or certified mail or reputable overnight courier service (and shall be deemed given when so delivered by hand or facsimile, or, if mailed, five days after mailing (one business day in the case of overnight courier)) addressed to the intended recipient as set forth below:

     If to SUPERNET or the Transferors:

          D&E Communications, Inc.
          4139 Oregon Pike
          Ephrata, PA 17522
          Attn:  Barton D. Whitman
          Tel:  (717) 733-8314
          Fax:  (717) 738-7461

     and to:

          SUPERNET, Inc. and/or the Transferors
          c/o D&E SuperNet, Inc.
          212 Spottswood Lane
          Lancaster, PA 17601
          Attn.: Carlton Miller and Allon H. Lefever
          Tel:  (717) 738-7061
          Fax:  (717) 738-7030

     with a copy to:

          Buchanan Ingersoll
          301 Grant Street
          One Oxford Centre, 20th Floor
          Pittsburgh, Pennsylvania 15219
          Attn.: Stephen W. Johnson and James O. Perry
          Tel:  (412) 562-1859
          Fax:  (412) 562-1041

     If to the Acquirer:

          U.S. Internet Providers, Inc.
          c/o Unison Partners, LP
          50 Hawthorne Road
          Southampton, NY  11968
          Attn.: Steve Smith
          Tel:  (516) 287-4084
          Fax:  (516) 287-4767
     with a copy to:

          Hogan & Hartson L.L.P.
          555 Thirteenth Street, NW
          Washington, D.C.  20004
          Attn.: J. Hovey Kemp and
                 Christopher J. Hagan
          Tel:   (202) 637-5623
          Fax:   (202) 637-5910

           Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     11.7  DISPUTE RESOLUTIONS.  THE PARTIES AGREE TO SUBMIT TO ARBITRATION,
           -------------------
IN ACCORDANCE WITH THESE PROVISIONS, ANY DISPUTED CLAIM OR CONTROVERSY ARISING FROM OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT OR ANY DISPUTED INDEMNIFICATION CLAIM MADE PURSUANT TO THIS ARTICLE XI. THE PARTIES FURTHER AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES HEREIN BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A STATEMENT OF THE MATTER TO BE ARBITRATED. THE PARTIES SHALL THEN HAVE FOURTEEN (14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN (14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST ARBITRATORS WHO ARE PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF CORPORATE LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN THE PITTSBURGH, PENNSYLVANIA METROPOLITAN AREA, AT A PLACE DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. EACH PARTY SHALL BE RESPONSIBLE FOR ITS COSTS INCURRED IN ANY ARBITRATION, AND THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO INCLUDE ALL OR ANY PORTION OF SAID COSTS IN AN AWARD REGARDLESS OF WHICH PARTY PREVAILS. THE ARBITRATOR MAY INCLUDE EQUITABLE RELIEF. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD.

     11.8   GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY
            -------------
AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     11.9   AMENDMENTS AND WAIVERS.  No amendment of any provision of this
            ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Acquirer and the Transferors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10  SEVERABILITY.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     11.11  EXPENSES.  Each of the Parties and SUPERNET will bear his, her or
            --------
its own costs and expenses (including legal fees and expenses and investment banking fees) incurred in connection with this Agreement and the transactions contemplated hereby. The Transferors' shall bear all of SUPERNET's expenses prior to Closing. The Transferors acknowledge and agree that SUPERNET has not borne or will not bear any of the Transferors' costs and expenses (including any legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     11.12  CONSTRUCTION.  The language used in this Agreement will be deemed
            ------------
to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant relating to the same subject matter as any other representation, warranty or covenant (regardless of the relative levels of specificity) which the Party has not breached, it shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     11.13  INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.  The Exhibits,
            -------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.14  SPECIFIC PERFORMANCE.  Each of the Parties acknowledges and agrees
            --------------------
that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                              ACQUIRER:

                              U.S. INTERNET PROVIDERS, INC.

                              By:  /s/ Stephen E. Smith
                                   --------------------------------------
                                   Name:  Stephen E. Smith
                                          -------------------------------
                                   Title: President
                                          -------------------------------


                              SUPERNET:

                              D & E SUPERNET, INC.

                              By:  /s/ Rodney A. Lefever
                                   --------------------------------------
                                   Name:  Rodney A. Lefever
                                          -------------------------------
                                   Title: Director, President
                                          -------------------------------


                              TRANSFERORS:

                              SUPERNET INTERACTIVE SERVICES, INC.

                              By:  /s/ Allon H. Lefever
                                   --------------------------------------
                                   Name:   Allon H. Lefever
                                           ------------------------------
                                   Title:  Director, Treasurer
                                           ------------------------------


                              D&E COMMUNICATIONS, INC.

                              By:  /s/ Anne B. Sweigart
                                   --------------------------------------
                                   Name:  Anne B. Sweigart
                                          -------------------------------
                                   Title: Chairman and President
                                          -------------------------------


                              D&E INVESTMENTS, INC.

                              By:  /s/ Donald R. Kaufmann
                                   --------------------------------------
                                   Name:  Donald R. Kaufmann
                                          -------------------------------
                                   Title: Chairman
                                          -------------------------------